Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 13, 2022 (this “First Amendment”), is by and among CPB SUBSIDIARY HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), CRESTWOOD PERMIAN BASIN HOLDINGS LLC, a Delaware limited liability company (“Parent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successor administrative agent in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with any successor collateral agent in such capacity, the “Collateral Agent”), the institutions set forth on Schedule 1 hereto (each an “Incremental Lender” and collectively the “Incremental Lenders”) and the other Lenders (as defined in the Credit Agreement described below) party hereto.

RECITALS

A.    The Borrower, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the other agents and Issuing Banks referred to therein are parties to that certain Amended and Restated Credit Agreement, dated as of June 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower;

B.    Subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing aggregate Revolving Facility Commitments (each such increased Revolving Facility Commitment, an “Incremental Commitment”) by increasing the Revolving Facility Commitment of one or more existing Lenders (each such Lender, an “Increasing Lender”) and/or by causing one or more Persons that at such time are not Lenders to become Lenders (each such Lender, an “Additional Lender”);

C.    Each Incremental Lender party to this First Amendment (i) constitutes either an Increasing Lender or an Additional Lender, and (ii) desires to provide an Incremental Commitment as specified on Schedule 1 attached hereto upon the terms and subject to the conditions set forth herein;

D.    The Borrower wishes, and the Lenders signatory hereto, the Administrative Agent and the Collateral Agent are willing, to amend the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this First Amendment refer to articles and sections of the Credit Agreement.

SECTION 2.     Incremental Commitments.

(a)

Each Incremental Lender that is an Increasing Lender hereby agrees that (i) its Revolving Facility Commitment will be increased by the amount of its Incremental Commitment set forth on Schedule 1 attached hereto effective as of the First Amendment Effective Date (as defined below), (ii) after giving effect to such increase, its total Revolving Facility Commitment will be the amount of its “Total Revolving Facility Commitment” set forth on Schedule 1 attached hereto, and (iii) it shall continue to be a Lender under the Credit Agreement. The parties hereto hereby acknowledge that this First Amendment constitutes the written notice required pursuant to Section 2.20(a) of the Credit Agreement.

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(b)

Each Incremental Lender that is an Additional Lender hereby agrees (i) to become a Lender under the Credit Agreement effective as of the First Amendment Effective Date with a Revolving Facility Commitment equal to its Incremental Commitment set forth on Schedule 1 attached hereto, (ii) that it shall be a party in all respects to, and bound as a Lender in all respects by, the Credit Agreement and the other Loan Documents, (iii) that delivered to the Administrative Agent (and, in the case of clause (A) below, the Borrower) herewith are (A) any documentation required to be delivered by such Incremental Lender pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by such Incremental Lender, and (B) an Administrative Questionnaire, duly completed by such Incremental Lender.

(c)

On the First Amendment Effective Date, (i) each of the existing Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the existing Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans outstanding on such date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans being held by existing Lenders and Incremental Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such Incremental Commitments to the Revolving Facility Commitments, (ii) each Incremental Commitment shall be deemed, for all purposes, a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each Incremental Lender shall become a Lender with respect to its Revolving Facility Commitment and all matters relating thereto.

(d)

Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(e)

For the avoidance of doubt, after giving effect to the aggregate Incremental Commitments on the First Amendment Effective Date, the aggregate increases in the Revolving Facility Commitments permitted pursuant to Section 2.20 of the Credit Agreement after the First Amendment Effective Date shall not exceed U.S. $85.0 million.

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(f)

For the avoidance of doubt, each Lender party hereto hereby consents to the incorporation on the First Amendment Effective Date of the Benchmark Replacement and related provisions pursuant to and as reflected in this First Amendment and hereby waives any notice period applicable to such incorporation required under Section 2.23(c) of the Credit Agreement (as in effect immediately prior to the First Amendment Effective Date).

(g)

Each Lender party hereto (including, for the avoidance of doubt, each undersigned Lender that is not an Incremental Lender) hereby agrees that the Borrower shall not be required to make any break funding payments to such Lender which may otherwise be required under Section 2.16 of the Credit Agreement (as in effect immediately prior to the First Amendment Effective Date) solely resulting from the increase in the Revolving Facility Commitments effected pursuant to this First Amendment; provided, that each Lender’s waiver of such break funding payments set forth in this paragraph (g) is a limited, one-time waiver, and nothing contained herein shall obligate the Administrative Agent or any Lender to grant any additional or future waiver with respect to, or in connection with, any provision of the Credit Agreement or any other Loan Document.

SECTION 3.     Amendments to Credit Agreement. As of the First Amendment Effective Date, the Credit Agreement is amended as follows:

(a)

The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Exhibit A attached hereto.

(b)	Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as attached hereto.

SECTION 4.     Conditions to Effectiveness. The amendments set forth in Section 3 of this First Amendment shall not become effective until the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 9.08 of the Credit Agreement):

(a)

The Administrative Agent shall have received, from the Required Lenders, the Incremental Lenders, the Borrower and the Parent, executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment.

(b)

The Administrative Agent shall have received a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, executed and delivered by each of the Loan Parties with respect to its guarantees and obligations under the Loan Documents and the Liens granted by it under the Security Documents.

(c)

The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the First Amendment Effective Date, the favorable written opinion of Vinson & Elkins LLP, special counsel for the Parent and the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the First Amendment Effective Date in substantially the same scope as those delivered under the Credit Agreement prior to the First Amendment Effective Date.

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(d)

The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit G to the Credit Agreement and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to this First Amendment.

(e)

The Agents shall have received all fees and other amounts due and payable to the Administrative Agent, the Collateral Agent, any Joint Lead Arranger or any Lender on or prior to the First Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Loan Parties under the Credit Agreement or any other Loan Document.

(f)

The Administrative Agent (and, in the case of clause (ii), any Lender requesting the same) shall have received (i) all documentation and other information required by regulatory authorities with respect to the Borrower under any Anti-Money Laundering Laws, including the U.S.A. PATRIOT Act, and any applicable “know your customer” rules and regulations, that has been reasonably requested by the Administrative Agent or any Lender at least five (5) Business Days prior to the First Amendment Effective Date and (ii) a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the First Amendment Effective Date.

(g)

The Administrative Agent shall have received and reviewed lien searches reasonably requested by the Administrative Agent, and the Borrower shall have delivered duly completed UCC-3 termination statements requested by the Administrative Agent with respect to any Liens reflected in such search results that are not permitted by the Credit Agreement.

(h)

The Administrative Agent shall have received with respect to the Parent, the Borrower and each other Loan Party: (A) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable; (B) a certificate of the Secretary, Assistant Secretary, Director, President or similar officer or the general partner, managing member or sole member, of the Parent and each Loan Party, in each case dated the First Amendment Effective Date and certifying (1) that attached thereto are true and correct copies of the organizational documents of such Person or that there have been no changes to the organizational documents thereof from those most recently delivered to the Administrative Agent in connection with the Credit Agreement and that such documents remain in full force and effect, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party and the Parent (or its managing general partner or managing member) authorizing the execution, delivery and performance of this First Amendment and any related Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the First Amendment Effective Date, (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection

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herewith on behalf of such Loan Party and the Parent and (4) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party and the Parent or, to the knowledge of such Person, threatening the existence of such Loan Party and the Parent.

(i)

The Administrative Agent shall have received life of loan flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any buildings (defined as structures with four walls and a roof) and manufactured (mobile) homes constituting Collateral showing whether or not such buildings and manufactured (mobile) homes are located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements. If any property is in a special flood hazard area, Borrower shall have also delivered an acknowledged Borrower notice and a policy of flood insurance in compliance with Flood Insurance Laws.

(j)	The Administrative Agent shall have received a note executed by the Borrower in favor of each Lender requesting a Note.

(k)

(A) At the time of and after giving effect to this First Amendment, (i) all of the representations and warranties contained in each Loan Document shall be true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are expressly qualified by materiality (in which case such representations and warranties shall be true and correct in all respects as of the applicable date), (ii) no Default or Event of Default shall have occurred and be continuing after giving effect to the Incremental Commitments hereunder and (iii) the Borrower and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the Incremental Commitments hereunder, with the Financial Performance Covenants (recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries), and (B) the Administrative Agent shall have received an officer’s certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in clause (A).

(l)

The Administrative Agent, each Incremental Lender (solely with respect to its own Incremental Commitment) and the Borrower shall have agreed upon Schedule 1 to this First Amendment, the Administrative Agent shall have provided an updated Schedule 2.01 to the Credit Agreement reflecting changes to the Lenders’ Commitments in accordance with Section 2 above, and Schedule 1 and Schedule 2.01 shall have been attached to this First Amendment.

(m)

If there will be a Borrowing on the First Amendment Effective Date, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03 of the Credit Agreement; provided that, notwithstanding anything to the contrary in Section 2.03 of the Credit Agreement, the Borrower may request a Borrowing consisting of SOFR Loans one (1) Business Day before the First Amendment Effective Date for a Borrowing consisting of SOFR Loans on the First Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

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SECTION 5.     Miscellaneous.

(a)

Confirmation. The provisions of the Loan Documents, as amended by this First Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment.

(b)

Ratification and Affirmation; Representations and Warranties. Each of the undersigned does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. Each of the Borrower and the Parent hereby (a) acknowledges, renews and extends its continued liability under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, (b) confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect and (c) represents and warrants to the Lenders that: (i) as of the date hereof, after giving effect to the terms of this First Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date (except that any such representations and warranties that are modified by materiality shall be true and correct in all respects as of such specified earlier date); and (ii) as of the date hereof, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

(c)

Loan Document. This First Amendment and each agreement, instrument, certificate or document executed by the Borrower, the Parent or any other Loan Party or any of its or their respective officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

(d)

Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03 of the Credit Agreement. Delivery of an executed counterpart to this First Amendment by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this First Amendment, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this First Amendment or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by

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the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this First Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

(e)

NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)	GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g)	THE PROVISIONS OF SECTION 9.11 AND SECTION 9.15 OF THE CREDIT AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, TO THIS FIRST AMENDMENT.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

CPB SUBSIDIARY HOLDINGS LLC, as Borrower

By:	/s/ Robert T. Halpin
	Name:	Robert T. Halpin
	Title:	President and Chief Financial Officer

Acknowledged and agreed:

CRESTWOOD PERMIAN BASIN HOLDINGS LLC, as Parent

By:	/s/ Robert T. Halpin
	Name:	Robert T. Halpin
	Title:	President and Chief Financial Officer

Signature Page to First Amendment to

Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

Signature Page to First Amendment to

Amended and Restated Credit Agreement

TRUIST BANK,
as a Lender and Issuing Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

Signature Page to First Amendment to

Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. DBA Amegy Bank,
as a Lender

By:	/s/ Sam Trail
Name:	Sam Trail
Title:	Senior Vice President

Signature Page to First Amendment to

Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Brice
Name:	Matthew Brice
Title:	Director

Signature Page to First Amendment to

Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

Signature Page to First Amendment to

Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

Signature Page to First Amendment to

Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Senior Vice President

Signature Page to First Amendment to

Amended and Restated Credit Agreement

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ John Feeley
Name:	John Feeley
Title:	Director

Signature Page to First Amendment to

Amended and Restated Credit Agreement

EXHIBIT A

See attached.

Exhibit A

U.S. $165,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 25, 2021

among

CPB SUBSIDIARY HOLDINGS LLC,

as Borrower,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

WELLS FARGO SECURITIES, LLC AND TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

and

TRUIST BANK,

as Syndication Agent

TABLE OF CONTENTS

PAGE
ARTICLE I
DEFINITIONS

Section 1.01.	Defined Terms	1
Section 1.02.	Terms Generally	~~43~~47
Section 1.03.	Effectuation of Transfers	~~44~~48
Section 1.04.	Rates	~~44~~48
Section 1.05.	Divisions	~~45~~49

ARTICLE II
THE CREDITS

Section 2.01.	Commitments	~~45~~49
Section 2.02.	Loans and Borrowings	~~45~~50
Section 2.03.	Requests for Borrowings	~~46~~50
Section 2.04.	Swingline Loans	~~47~~51
Section 2.05.	Revolving Letters of Credit	~~48~~52
Section 2.06.	Funding of Borrowings	~~52~~57
Section 2.07.	Interest Elections	~~53~~57
Section 2.08.	Termination and Reduction of Commitments	~~54~~58
Section 2.09.	Repayment of Loans; Evidence of Debt	~~54~~59
Section 2.10.	Repayment of Loans	~~55~~59
Section 2.11.	Prepayment of Loans	~~56~~60
Section 2.12.	Fees	~~56~~61
Section 2.13.	Interest	~~57~~62
Section 2.14.	[Reserved.]	~~58~~63
Section 2.15.	Increased Costs	~~58~~63
Section 2.16.	~~Break Funding Payments~~ Indemnity	~~59~~64
Section 2.17.	Taxes	~~60~~65
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~62~~68
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~64~~69
Section 2.20.	Increase in Revolving Facility Commitments	~~65~~70
Section 2.21.	[Reserved.]	~~66~~72
Section 2.22.	Defaulting Lenders	~~66~~72
Section 2.23.	Changed Circumstances	~~68~~74

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Organization; Powers	~~71~~78
Section 3.02.	Authorization	~~71~~78
Section 3.03.	Enforceability	~~72~~78
Section 3.04.	Governmental Approvals	~~72~~79
Section 3.05.	Financial Statements	~~72~~79
Section 3.06.	No Material Adverse Effect	~~72~~79
Section 3.07.	Title to Properties; Possession Under Leases	~~72~~79

Section 3.08.	Litigation; Compliance with Laws	~~73~~80
Section 3.09.	Federal Reserve Regulations	~~74~~81
Section 3.10.	Investment Company Act	~~74~~81
Section 3.11.	Use of Proceeds	~~74~~81
Section 3.12.	Tax Returns	~~74~~81
Section 3.13.	No Material Misstatements	~~74~~81
Section 3.14.	Employee Benefit Plans	~~75~~82
Section 3.15.	Environmental Matters	~~75~~82
Section 3.16.	Mortgages	~~76~~83
Section 3.17.	Real Property	~~76~~83
Section 3.18.	Solvency	~~78~~85
Section 3.19.	Labor Matters	~~78~~85
Section 3.20.	Insurance	~~78~~85
Section 3.21.	Status as Senior Debt	~~79~~86
Section 3.22.	Perfection of Security Interests	~~79~~86
Section 3.23.	Material Contracts	~~79~~86
Section 3.24.	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	~~79~~86

ARTICLE IV
CONDITIONS TO CREDIT EVENTS

Section 4.01.	All Credit Events	~~80~~87
Section 4.02.	Closing Date	~~80~~87

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01.	Existence; Businesses and Properties	~~83~~90
Section 5.02.	Insurance	~~84~~91
Section 5.03.	Taxes; Payment of Obligations	~~86~~93
Section 5.04.	Financial Statements, Reports, Etc	~~86~~93
Section 5.05.	Litigation and Other Notices	~~89~~96
Section 5.06.	Compliance with Laws and Material Contracts	~~89~~96
Section 5.07.	Maintaining Records; Access to Properties and Inspections; Maintaining Pipeline Systems and Pipeline Properties	~~89~~97
Section 5.08.	Use of Proceeds	~~90~~97
Section 5.09.	Compliance with Environmental Laws	~~90~~98
Section 5.10.	Further Assurances	~~90~~98
Section 5.11.	Fiscal Year	~~92~~99
Section 5.12.	Control Agreements	~~92~~99
Section 5.13.	Unrestricted Subsidiaries	~~92~~99
Section 5.14.	Post-Closing Undertakings	~~92~~100

ARTICLE VI
NEGATIVE COVENANTS

Section 6.01.	Indebtedness	~~93~~100
Section 6.02.	Liens	~~95~~103
Section 6.03.	Sale and Lease-back Transactions	~~99~~107
Section 6.04.	Investments, Loans and Advances	~~100~~107
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~102~~109

Section 6.06.	Dividends and Distributions	~~103~~111
Section 6.07.	Transactions with Affiliates	~~104~~112
Section 6.08.	Business of the Borrower and the Subsidiaries	~~106~~114
Section 6.09.	Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc	~~106~~114
Section 6.10.	Leverage Ratio	~~107~~115
Section 6.11.	Interest Coverage Ratio	~~107~~115
Section 6.12.	Swap Agreements	~~107~~115
Section 6.13.	Nautilus JV	~~108~~116

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01.	Events of Default	~~108~~116
Section 7.02.	The Borrower’s Right to Cure	~~110~~118

ARTICLE VIII
THE AGENTS

Section 8.01.	Appointment and Authority	~~111~~119
Section 8.02.	Rights as a Lender	~~112~~120
Section 8.03.	Exculpatory Provisions	~~112~~120
Section 8.04.	Reliance by Agents	~~112~~121
Section 8.05.	Delegation of Duties	~~113~~121
Section 8.06.	Resignation of the Agents	~~113~~121
Section 8.07.	Non-Reliance on the Agents, Other Lenders and Other Issuing Banks	~~114~~122
Section 8.08.	No Other Duties, Etc	~~114~~122
Section 8.09.	Administrative Agent May File Proofs of Claim	~~114~~122
Section 8.10.	Collateral and Guaranty Matters	~~115~~123
Section 8.11.	Secured Cash Management Agreements and Secured Swap Agreements	~~115~~123
Section 8.12.	Indemnification	~~115~~123
Section 8.13.	Appointment of Supplemental Collateral Agents	~~115~~124
Section 8.14.	Withholding	~~116~~125
Section 8.15.	Enforcement	~~116~~125
Section 8.16.	Certain ERISA Matters	~~117~~125
Section 8.17.	Erroneous Payments	~~118~~126

ARTICLE IX
MISCELLANEOUS

Section 9.01.	Notices	~~120~~128
Section 9.02.	Survival of Agreement	~~121~~129
Section 9.03.	Binding Effect	~~121~~129
Section 9.04.	Successors and Assigns	~~121~~129
Section 9.05.	Expenses; Indemnity	~~124~~133
Section 9.06.	Right of Set-off	~~126~~134
Section 9.07.	Applicable Law	~~126~~135
Section 9.08.	Waivers; Amendment	~~126~~135
Section 9.09.	Interest Rate Limitation	~~128~~137
Section 9.10.	Entire Agreement	~~128~~137
Section 9.11.	Waiver of Jury Trial	~~129~~137

Section 9.12.	Severability	~~129~~138
Section 9.13.	Counterparts	~~129~~138
Section 9.14.	Headings	~~130~~139
Section 9.15.	Jurisdiction; Consent to Service of Process	~~130~~139
Section 9.16.	Confidentiality	~~130~~139
Section 9.17.	Communications	~~131~~140
Section 9.18.	Release of Liens and Guarantees	~~132~~141
Section 9.19.	U.S.A. PATRIOT Act; Anti-Money Laundering Laws	~~133~~142
Section 9.20.	Judgment	~~133~~142
Section 9.21.	Pledge and Guarantee Restrictions	~~133~~142
Section 9.22.	No Fiduciary Duty	~~134~~143
Section 9.23.	Application of Funds	~~134~~143
Section 9.24.	Amendment and Restatement; Binding Effect	~~134~~144
Section 9.25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~135~~145
Section 9.26.	Acknowledgement Regarding Any Supported QFCs	~~136~~145
Section 9.27.	Reversal of Payments	146

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Prepayment Notice
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Swingline Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Parent Pledge Agreement
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Revolving Note
Exhibit I	Form of Tax Certificate
Exhibit J	Form of Administrative Questionnaire

Schedule 1.01	Existing Revolving Letters of Credit
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.07(e)	Condemnation Proceedings
Schedule 3.07(g)	Subsidiaries
Schedule 3.07(h)	Subscriptions
Schedule 3.08(a)	Litigation
Schedule 3.12	Taxes
Schedule 3.15	Environmental Matters
Schedule 3.17	Real Property
Schedule 3.20	Insurance
Schedule 3.23	Material Contracts
Schedule 5.14	Post-Closing Undertakings
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 25, 2021 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), among CPB SUBSIDIARY HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), Wells Fargo, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”), Truist Bank, as syndication agent (in such capacity, the “Syndication Agent”) and Wells Fargo Securities, LLC and Truist Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent and as collateral agent, are parties to that certain Credit Agreement dated as of October 20, 2017 (as amended, modified, restated or supplemented immediately prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent, the Collateral Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement pursuant to the terms hereof; and

WHEREAS, the Borrower will use the proceeds of the Revolving Facility Loans (as defined below), in part, to repay in full all of the outstanding loans and other amounts, if any, owing under the Existing Credit Agreement (other than any Existing Revolving Letter of Credit) (the “Closing Date Refinancing”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan (including any Swingline Loan) bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Additional Real Property” shall have the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Adjusted ~~Eurodollar Rate~~Term SOFR” shall mean, for ~~any Interest Period with respect to any Eurodollar Loan, an interest~~purposes of any calculation, the rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1.00%)~~ equal to (a) ~~the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves~~Term SOFR for such calculation plus (b) the Term SOFR Adjustment for the applicable Interest Period; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(d).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit J or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent is a Defaulting Lender and is not performing its role as such Agent hereunder and under the other Loan Documents.

“Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreed Security Principles” shall mean any grant of a Lien or provision of a guarantee by any Person that could:

(a)    result in costs (tax, administrative or otherwise) to such Person that are materially disproportionate to the benefit obtained by the beneficiaries of such Lien and/or guarantee;

(b)    result in a Lien being granted over assets of such Person, the acquisition of which was financed from a subsidy or payments, which financing is permitted by this Agreement, and the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral;

(c)    include any lease, license, contract or agreement to which such Person is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); provided however that Agreed Security Principles shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the contractual prohibition shall no longer be applicable and, to the extent severable, which Lien shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified above; provided further that the Agreed Securities Principles shall not exclude any “proceeds” (as defined in the UCC) of any such lease, license, contract or agreement;

(d)    result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions);

provided however that Agreed Security Principles shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above); or

(e)    result in a breach of a material agreement existing on the Closing Date and binding on such Person that may not be amended, supplemented, waived, restated or otherwise modified using commercially reasonable efforts to avoid such breach; provided that this clause (e) shall only apply to the granting of Liens and not to the provision of any guarantee.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate Base Rate” shall mean, at any time, the ~~greatest~~highest of (~~i~~a) the ~~rate of interest per annum determined by the Administrative Agent from time to time as its prime commercial lending rate for U.S. Dollar loans in the United States for such day (the “~~Prime Rate~~”)~~, (~~ii~~b) the Federal Funds Effective Rate plus 0.50% ~~per annum, and (iii) the Adjusted Eurodollar Rate as of such date (or if such day is not a Business Day, the immediately preceding Business Day)~~ and (c) Adjusted Term SOFR for a one-month ~~Interest Period~~tenor in effect on such day plus 1.00% ~~per annum~~. The Prime Rate is not necessarily the lowest rate that the Administrative Agent is charging to any corporate customer. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, respectively. Notwithstanding anything to the contrary above, if the Alternate Base Rate as determined above shall be less than zero, the Alternate Base Rate shall be deemed to be zero for purposes of this Agreement.

“Announcements” shall have the meaning assigned to such term in Section 1.04.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the U.S.A. PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin” shall mean for any day, (i) for the Revolving Facility Loans, the applicable margin per annum set forth below under the caption “Revolving Facility Loans ABR Loan Spread” and “Revolving Facility Loans ~~Eurodollar~~SOFR Loan Spread”, as applicable, based upon the

Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower, and (ii) for Swingline Loans, the applicable margin per annum set forth below under the caption “Swingline Loans ABR Loan Spread”:

Leverage Ratio:	Revolving Facility Loans ABR Loan Spread / Swingline Loans ABR Loan Spread	Revolving Facility Loans ~~Eurodollar~~SOFR Loan Spread	Commitment Fee Rate
Category 1: Greater than 4.50 to 1.00	2.50%	3.50%	0.50%
Category 2: Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	2.25%	3.25%	0.50%
Category 3: Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	2.00%	3.00%	0.50%
Category 4: Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.75%	2.75%	0.375%
Category 5: Less than or equal to 3.00 to 1.00	1.50%	2.50%	0.375%

For purposes of the foregoing, (1) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the consolidated financial information of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.04(a) or (b) respectively and (2) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Leverage Ratio shall be deemed to be (i) in Category 1 at the option of the Administrative Agent or the Required Lenders, at any time during which the Borrower fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered and (ii) in Category 3 (solely for the purpose of this definition) for the period commencing on the Closing Date and continuing until the date on which the financial statements for the fiscal quarter ending June 30, 2021 are delivered pursuant to Section 5.04(b).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the computation of the Leverage Ratio set forth in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such certificate of a Financial Officer of the Borrower shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage

Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Section 2.12 and Section 2.13 as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.12 or Section 2.13, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full), in accordance with the terms of this Agreement; provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 7.01(h) or (i) has not occurred with respect to the Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of, or all of the Equity Interests (other than directors’ qualifying shares) in a Person or division or line of business of a Person in respect of which the aggregate consideration exceeds U.S. $5.0 million.

“Asset Disposition” shall mean any sale, transfer or other disposition, directly or indirectly, by the Borrower or any Restricted Subsidiary of the Borrower to any Person other than the Borrower or a Restricted Subsidiary of the Borrower to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the Net Proceeds from which exceed U.S. $5.0 million.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability” shall mean the total Available Unused Commitments that may be borrowed by the Borrower at any time such that the Borrower remains in compliance on a Pro Forma Basis after giving effect to such Borrowing with the Financial Performance Covenants.

“Availability Period” shall mean the period from the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Cash” shall mean, for any period, “Available Cash” as defined in the LLC Operating Agreement as in effect on the Closing Date (or as such definition is modified or amended from time to time in a manner not adverse to the interests of the Lenders).

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining ~~the length of an Interest Period pursuant to this Agreement~~any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(c)(iv).

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender, at any time of determination, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” shall mean, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(c)(i). ~~Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” shall mean, for any Available Tenor,~~

~~(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Swap Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable;~~

~~(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(3)~~ “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (~~A~~a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for dollar-denominated syndicated credit facilities ~~at such time~~ and (~~B~~b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or~~

~~(c) with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;~~

~~provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3), clause (b) or clause (c) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~ , ~~for purposes of clauses (a)(1) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~

~~(2) for purposes of clause (a)(2) of the definition of “Benchmark Replacement,” an amount equal to 0.26161% (26.161 basis points);~~

~~(3) for purposes of clause (a)(3) of the definition of “Benchmark Replacement,”~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~; and~~.

~~(4) for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” shall mean the ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.23(c)(i)(B); or~~

~~(d) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23(c)(i).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrowing” shall mean a group of Loans of a single Type under a single Facility made on a single date to the Borrower and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of ~~Eurodollar~~SOFR Loans, U.S. $500,000, (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S. $500,000 and (c) in the case of a Swingline Borrowing, U.S. $100,000.

“Borrowing Multiple” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of ~~Eurodollar~~SOFR Loans, U.S. $500,000, (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S. $100,000 and (c) in the case of a Swingline Borrowing, U.S. $100,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York~~, and, where used in the context of Eurodollar Loans, is also a day on which dealings are carried on in the London interbank market~~.

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less, for each of clauses (a), (b), (c) and (e) below, to the extent included in the calculation of such Interest Expense, the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) the amortization of any financing fees or breakage costs paid by, or on behalf of, the Borrower or any of its Restricted Subsidiaries, including such fees paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements, (d) cash interest income of the Borrower and its Restricted Subsidiaries for such period and (e) all non-recurring cash Interest Expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP; provided that Cash Interest Expense shall exclude, without duplication of any exclusion set forth in clause (a), (b), (c), (d) or (e) above, annual agency fees paid to the Administrative Agent and/or the Collateral Agent and one-time financing fees or breakage costs paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transfers of funds and other cash management arrangements, but not any agreement the primary purpose of which is to provide for the incurrence of Indebtedness.

“Cash Management Bank” shall mean any Person that is a party to a Cash Management Agreement and is a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger, in its capacity as a party to such Cash Management Agreement.

“CFC” shall have the meaning assigned to such term in Section 9.21(a).

A “Change in Control” shall be deemed to occur if (a) the Sponsors shall collectively cease to own and control, directly or indirectly, of record and beneficially, 50% of the outstanding Equity Interests of the Parent, (b) at any time, CMLP (or any Affiliate of CMLP) shall cease to be the “Operator” pursuant to the Parent COSA or (c) the Parent shall collectively cease to own and control, directly or indirectly, of record and beneficially, 100% of the outstanding Equity Interests of the Borrower.

“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided, further, that any increased costs associated with a Change in Law based on the foregoing clauses (i) and/or (ii) may only be imposed to the extent the applicable Lender imposes the same changes on other similarly situated borrowers under comparable facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean June 25, 2021, and “Closing” shall mean the satisfaction or waiver of the conditions precedent set forth in Section 4.02 on the Closing Date hereunder.

“Closing Date Real Property” shall mean the Pipeline Systems and any Real Property owned by the Borrower or any other Loan Party as of the Closing Date and that, in each case, constitutes Material Real Property, other than any leasehold interests.

“Closing Date Refinancing” shall have the meaning assigned to such term in the recitals. “CMLP” shall mean Crestwood Midstream Partners LP, a Delaware limited partnership.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein).

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E, among the Borrower, each Subsidiary Loan Party and the Collateral Agent, and any other guarantee and collateral agreement that may be executed after the Closing Date in favor of, and in form and substance acceptable to, the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)    on the Closing Date, the Collateral Agent shall have received from each Loan Party a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Loan Party;

(b)    on the Closing Date, the Collateral Agent shall be the beneficiary of a pledge of all the issued and outstanding Equity Interests of each Restricted Subsidiary of the Borrower (except, in each case, to the extent that a pledge of such Equity Interests is not permitted under Section 9.21) and the issued and outstanding Equity Interests of the Nautilus JV owned by any Loan Party and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;

(c)    on the Closing Date, the Collateral Agent shall have received from the Parent a counterpart of the Parent Pledge Agreement, duly executed and delivered on behalf of the Parent;

(d)    on the Closing Date, the Collateral Agent shall be the beneficiary of a pledge of all the issued and outstanding Equity Interests of the Borrower and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;

(e)    in the case of any Person that becomes a Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(f)    with respect to any Equity Interests acquired by any Loan Party after the Closing Date, all such outstanding Equity Interests directly owned by a Loan Party or any Person that becomes a Subsidiary Loan Party after the Closing Date, shall have been pledged in accordance with the Collateral Agreement to the extent permitted under Section 9.21 and not constituting an Excluded Asset, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;

(g)    (i) all Indebtedness of the Borrower and each Restricted Subsidiary of the Borrower that is owing to any Loan Party shall have been pledged in accordance with the Collateral Agreement, (ii) all Indebtedness of the Borrower and each Restricted Subsidiary of the Borrower having an aggregate principal amount in excess of U.S. $5.0 million that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and (iii) the Collateral Agent shall have, in respect of all such Indebtedness of the Borrower and each Restricted Subsidiary of the Borrower having an aggregate principal amount in excess of U.S. $5.0 million (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Restricted Subsidiaries), received originals of all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(h)    subject to clause (j) below, all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens, to the extent required by, and with the priority required by, the Security Documents or reasonably requested by the Collateral Agent, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(i)    each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and the performance of its obligations thereunder; and

(j)    the Collateral Agent shall receive from the applicable Loan Parties on or before the Closing Date (or, as applicable, the date required by Section 5.14), with respect to each Closing Date Real Property, and in the case of (x) Material Real Property acquired after the Closing Date and (y) Real Property that becomes Material Real Property after the Closing Date and is required to be subject to a Mortgage pursuant to Section 5.10(b) (clauses (x) and (y), collectively, the “Additional Real Property”), in each case prior to the date required pursuant to Section 5.10(b) and (d), the following documents and instruments:

(i)    a Mortgage (and, to the extent requested by the Collateral Agent, an amendment or supplement to an existing Mortgage) duly authorized, executed and delivered, in form for recording in the recording office of each jurisdiction where such Closing Date Real Property or Additional Real Property to be encumbered thereby is situated, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such Closing Date Real Property or Additional Real Property, as the case may be, subject to no Liens other than Permitted Encumbrances applicable to such Closing Date Real Property or such Additional Real Property, as the case may be;

(ii)    policies or certificates of insurance of the type required by Section 5.02 (to the extent customary and obtainable after the use of commercially reasonable efforts);

(iii)    evidence of flood insurance required by Section 5.02, in form and substance reasonably satisfactory to Administrative Agent, it being understood that with respect to Additional Real Property in any event the items required pursuant to this clause (iii) shall be required to be delivered at least twenty (20) Business Days prior to the day on which Mortgages are executed with respect to each Mortgaged Property;

(iv)    to the extent reasonably requested by the Administrative Agent, lenders title policies, surveys, appraisals, zoning reports and, to the extent the same are then in existence and available to the Loan Parties, engineering and environmental assessment reports other than with respect to Pipeline Systems, but including with respect to Pipeline Property or any other owned Real Property, in each case, having a fair market value (including the fair market value of improvements owned by any Loan Party and located thereon) on such date of determination exceeding U.S. $25.0 million, each in scope, amount, form and substance reasonably satisfactory to Administrative Agent; and

(v)    all such other items as shall be reasonably necessary in the opinion of counsel to the Lenders to create a valid and perfected first priority mortgage Lien on such Closing Date Real Property or such Additional Real Property, subject only to Permitted Encumbrances. Without limiting the generality of the foregoing, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, and each Issuing Bank, opinions of (1) counsel for the applicable Loan Parties with respect to due execution, delivery and authority of the Mortgages and related deliverables of a type that would normally be opined upon in a usual and customary legal opinion and other customary corporate or organizational matters and (2) local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and validity of the Mortgages and any related fixture filings, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” (i) shall be subject to exceptions and limitations set forth in the Security Documents and (ii) shall not contravene the Agreed Security Principles or Section 9.21 and (b) in no event shall the Collateral include any Excluded Assets.

“Commercial Operation Date” shall mean the date on which a Material Project is substantially complete and commercially operable.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitment Fee Rate” shall have the meaning assigned to such term in the table in the definition of “Applicable Margin”.

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Incremental Commitment, (b) with respect to any Lender that is a Swingline Lender, its Swingline Commitment, and (c) with respect to any Issuing Bank, its Revolving L/C Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit and performance bonds to the extent undrawn) and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and its Restricted Subsidiaries determined on a consolidated basis on such date.

“Consolidated Net Debt” at any date shall mean Consolidated Debt of the Borrower and its Restricted Subsidiaries on such date minus cash and Permitted Investments of the Borrower and its Restricted Subsidiaries that are Loan Parties on such date in an amount not to exceed U.S. $10.0 million, to the extent the same (w) is not being held as cash collateral (other than as Collateral for the Facilities), (x) does not constitute escrowed funds for any purpose, (y) does not represent a minimum balance requirement and (z) is not subject to other restrictions on withdrawal.

“Consolidated Net Income” shall mean, for any period, the aggregate of the Net Income of the Borrower and its Subsidiaries for such period determined on a consolidated basis; provided, however, that

(a)    any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including any pension expense, casualty losses, severance expenses, facility closure expenses, system establishment costs, mobilization expenses that are not reimbursed in an amount not to exceed U.S. $5.0 million and other restructuring expenses, benefit plan curtailment expenses, bankruptcy reorganization claims, settlement and related expenses and fees, expenses or charges related to any offering of Equity Interests of the Borrower or any of its Subsidiaries, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change of control payments related to the Transaction), in each case, shall be excluded; provided that, with respect to each nonrecurring item, the Borrower shall have delivered to the Administrative Agent a Responsible Officers’ certificate specifying and quantifying such item and stating that such item is a nonrecurring item,

(b)    any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)    any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded,

(d)    any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the refinancing, modification of or early extinguishment of indebtedness (including any net after-tax income or loss attributable to obligations under Swap Agreements) shall be excluded,

(e)    the Net Income for such period of any Person that is not a Restricted Subsidiary of the Borrower, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

(f)    (x) the Net Income for such period of any Subsidiary (that is not a Loan Party) of the Borrower and (y) any amount of Net Income of any Person that is not a Restricted Subsidiary that would otherwise be included pursuant to clause (e) of this definition shall, in each case, be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary (or such other Person) of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary (or that other Person) or its stockholders or members, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived or complied with (provided that, in the case of clause (x), the net loss of any such Subsidiary shall be included to the extent funds are disbursed by such Person or any other Subsidiary of such Person in respect of such loss and that Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Subsidiary to the Borrower or one of its other Restricted Subsidiaries in respect of such period to the extent not already included therein),

(g)    Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(h)    any non-cash charges from the application of the purchase method of accounting in connection with any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(i)    accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded,

(j)    any non-cash expenses (including write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets), any non-cash gains or losses on interest rate and foreign currency derivatives and any foreign currency transaction gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations shall be excluded, and

(k)    (i) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock or unit appreciation or similar rights, stock or unit options, any restricted stock or unit plan or other rights to officers, directors, and employees of the Borrower or any of its Subsidiaries shall be excluded and (ii) any long-term incentive plan accruals and non-cash compensation expenses directly attributable to services rendered on behalf of, and directly or indirectly paid for by, the Loan Parties, realized from grants of stock or unit appreciation or similar rights, stock or unit options, any restricted stock or unit plan or other rights to any employees of a Parent Company, shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, in each case as set forth on the consolidated balance sheet of the Borrower as of the end of the prior fiscal quarter for which financial statements have been delivered pursuant to Section 5.04 (unless otherwise specified in the relevant provisions herein).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean any agreement reasonably satisfactory to the Administrative Agent and Collateral Agent in respect of one or more deposit accounts, securities accounts or commodities accounts of any Loan Party, the purpose of which is to create a first priority perfected Lien by control.

~~“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Crestwood” shall mean Crestwood Infrastructure Holdings LLC, a Delaware limited liability company.

~~“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“De Minimis Accounts” shall mean (a) any deposit account, securities account or commodities account so long as the balance in each such account, individually, does not exceed $50,000 at any time and the aggregate balance of all such deposit accounts, securities accounts and commodities accounts does not at any time exceed $200,000, (b) any deposit account that is a zero balance account or a deposit account for which the balance of such deposit account is transferred at the end of each date to a deposit account that is not a De Minimis Account and (c) any other deposit account exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of the Borrower or any of its Subsidiaries.

“Deeds” shall have the meaning assigned to such term in Section 3.17(c).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any of its funding obligations under this Agreement, including with respect to Loans and participations in Letters of Credit or Swingline Loans within three Business Days of the date when due, unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to such effect with respect to its funding obligations under this Agreement (and such notice or public statement has not been withdrawn), unless the subject of a good faith dispute, (c) has failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has become the subject of a Bail-In Action, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its direct or indirect parent company or the exercise of control over a Lender or its direct or indirect parent company by a Governmental Authority or an instrumentality thereof.

“Domestic Subsidiary” shall mean each Subsidiary that is not a Foreign Subsidiary.

~~“Early Opt-in Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EBITDA” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xii) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined (but excluding any non-cash item to the extent it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash item that was paid in a prior period)):

(i)    provision for Taxes based on income, profits, losses or capital of the Borrower and its Restricted Subsidiaries for such period (adjusted for the tax effect of all adjustments made to Consolidated Net Income),

(ii)    Interest Expense of the Borrower and its Restricted Subsidiaries for such period (net of interest income of the Borrower and such Restricted Subsidiaries for such period) and to the extent not reflected in Interest Expense, costs of surety bonds in connection with financing activities,

(iii)    depreciation, amortization (including amortization of intangibles and deferred financing fees) and other non-cash expenses (including write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets and the impact of purchase accounting on the Borrower and its Restricted Subsidiaries for such period),

(iv)    the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post-employment benefits, curtailment or other excess charges); provided that with respect to each such restructuring charge, the Borrower shall have delivered to the Administrative Agent a Responsible Officers’ certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge,

(v)    any other non-cash charges,

(vi)    equity earnings or losses in Affiliates (including, for the avoidance of doubt, Joint Ventures and Unrestricted Subsidiaries) unless funds have been disbursed to such Affiliates by the Borrower or any Restricted Subsidiary of the Borrower,

(vii)    other non-operating expenses,

(viii)    the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Subsidiary of the Borrower that is not a Subsidiary Loan Party in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

(ix)    costs of reporting and compliance requirements pursuant to the Sarbanes-Oxley Act of 2002 and under similar legislation of any other jurisdiction,

(x)    accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and under similar requirements for any other jurisdiction,

(xi)    extraordinary losses and unusual or non-recurring cash charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, and

(xii)    restructuring costs related to (A) acquisitions after the date hereof permitted under the terms hereof and (B) closure or consolidation of facilities.

minus (b) to the extent such amounts increased such Consolidated Net Income for the respective period for which EBITDA is being determined, non-cash items increasing Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period (including any well connection and terminal fees that have been previously deferred and are now recognized as revenue by the Borrower and its Restricted Subsidiaries during such period but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required).

Furthermore, in the event the Borrower or any of the Subsidiary Loan Parties commences a Material Project, a Material Project EBITDA Adjustment may be added to EBITDA at Borrower’s option. As used herein a “Material Project EBITDA Adjustment” means, with respect to each Material Project:

(i)    prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected EBITDA of the Borrower (or its Restricted Subsidiary) attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from committed volumes under such contracts, capital costs and expenses, scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent); it being understood and agreed that the Administrative Agent’s approval of the projected EBITDA amount, which may, at the Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual EBITDA of the Borrower attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(ii)    beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected EBITDA of the Borrower attributable to such Material Project (determined and approved in the same manner as set forth in clause (i) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at Borrower’s option, be added to actual EBITDA for such fiscal quarters (but net of any actual EBITDA of the Borrower attributable to such Material Project following such Commercial Operation Date).

Notwithstanding the foregoing: (A) no Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless: (y) not later than 30 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to the delivery of any compliance certificate required by the terms and provisions of Section 5.04(c) to the extent Material Project EBITDA Adjustments will be made to EBITDA, the Borrower shall have delivered to the Administrative Agent written pro forma projections of EBITDA of the Borrower (or its Restricted Subsidiary) attributable to such Material Project, and (z) prior to the date such compliance certificate is required to be delivered, the Administrative Agent shall have approved such projections and shall have received such other information (including updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected cost, capital expenditures (completed and remaining), the anticipated Commercial Operation Date, total Material Project EBITDA Adjustments and the portion thereof to be added to EBITDA and other information regarding projected revenues, customers, contracts and volumes supporting such pro forma projections and the anticipated Commercial Operation Date) and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and (B) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Electronic Record” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Engagement Letter” shall mean that certain Engagement Letter, dated as of May 27, 2021, by and between the Borrower and Wells Fargo Securities, LLC.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise similarly defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure to, Hazardous Material.

“Environmental Event” shall have the meaning assigned to such term in Section 7.01(m).

“Environmental Law” shall mean, collectively, all federal, state, provincial, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment or human health and safety, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Environmental Permit” shall have the meaning assigned to such term in Section 3.15.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” shall mean any Person who together with any Loan Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“ERISA Event” shall mean: (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA

Affiliate of any liability under Title IV of ERISA; (e) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could be reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or a Subsidiary of the Borrower.

“Erroneous Payment” shall have the meaning assigned to such term in Section 8.17(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 8.17(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to such term in Section 8.17(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 8.17(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

~~“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.~~

~~“Eurodollar Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.~~

~~“Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan:~~

~~(a)     the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters LIBOR 01 screen (or any successor thereto) that displays the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of clause (iii) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (iii)); or~~

~~(b)     if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such~~

~~other page or other service that displays the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of clause (iii) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (iii)); or~~

~~(c)     if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the offshore U.S. Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of clause (iii) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (iii));~~

~~provided that in no event shall the “Eurodollar Rate” be less than zero.~~

~~“Eurodollar Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.~~

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (a) Equity Interests in any Person (other than the Borrower or any Wholly Owned Subsidiaries) to the extent not permitted to be Collateral by the terms of such Person’s organizational or joint venture documents, in each case solely to the extent that the applicable Loan Parties have previously used commercially reasonable efforts to obtain any required consents to eliminate or have waived any such restrictions contained in such organizational or joint venture documents, (b) Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary or any Domestic Subsidiary substantially all of which Subsidiary’s assets consist of the Equity Interest in “controlled foreign corporations” under Section 957 of the Code, (c) Equity Interests or other assets that are held directly or indirectly by a Foreign Subsidiary, (d) any assets that are owned or held by an Unrestricted Subsidiary, (e) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent-to-use” application, and (f) any non-Material Real Property.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures

Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes or similar Taxes imposed on or measured by net income or net profits by the jurisdiction (or any political subdivision) under the laws of which such recipient is organized or in which its principal office is located or any jurisdiction (or any political subdivision) in which such recipient has a present or former connection (other than any such connection arising solely from the recipient having executed, delivered, become a party to, performed its obligations or received payments under any Loan Document) or, in the case of any Lender or Issuing Bank, in which its applicable lending office is located, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) any federal withholding Tax imposed by the United States that is in effect and that would apply to amounts payable hereunder to (A) such Agent, Issuing Bank or other recipient on the date on which such Agent, Issuing Bank or other recipient becomes a party to any Loan Document (or designates a new lending office) or (B) on account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 2.19(b)) (or designates a new lending office), except to the extent that such Agent, Issuing Bank or other recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.17(a) or Section 2.17(c), (d) any Taxes attributable to such Lender’s or such other recipient’s failure to comply with Section 2.17(e) or Section 2.17(g), and (e) any United States withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals.

“Existing Issuing Banks” shall mean Wells Fargo and Truist Bank.

“Existing Revolving Letters of Credit” shall mean those letters of credit existing on the Closing Date and identified on Schedule 1.01.

“Facilities” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there is one Facility, i.e., the Revolving Facility.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to such intergovernmental agreement.

~~“FCA” shall have the meaning  assigned to such term in Section 1.04.~~

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average ~~(rounded upward, if necessary, to the next 1/100 of 1%)~~ of the rates on overnight ~~Federal~~federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~, as published ~~on the next succeeding Business Day~~ by the Federal Reserve Bank of New York~~, or,~~ on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average ~~(rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the~~of the quotation for such day ~~of~~on such transactions received by the Administrative Agent from three ~~Federal~~federal funds brokers of recognized standing selected by ~~it~~the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” shall mean the Commitment Fees, the Revolving L/C Participation Fees, the Issuing Bank Fees, the Administrative Agent Fees and any other fees payable under the Engagement Letter.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor agency thereto.

“Finance Co” shall mean any direct, wholly-owned Subsidiary of the Borrower incorporated to become or otherwise serving as a co-issuer or co-borrower of Indebtedness permitted by this Agreement, which Subsidiary meets the following conditions at all times: (a) the provisions of Section 6.01(r) have been complied with in respect of such Subsidiary, and such Subsidiary is a Restricted Subsidiary and a Subsidiary Loan Party, (b) such Subsidiary shall be a corporation, (c) such Subsidiary shall be a Domestic Subsidiary and (d) such Subsidiary has not (i) incurred, directly or indirectly any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness that it was formed to co-issue or co-borrow (including, for the avoidance of doubt, any additional series, tranche or issuance of such type of Indebtedness) and for which it serves as co-issuer or co-borrower, (ii) engaged in any business, activity or transaction, or owned any property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the co-issuance or co-borrowing of the Indebtedness that it was formed to co-issue or co-borrower and (B) other activities incidental to the maintenance of its existence, including legal, tax and accounting administration, (iii) consolidated with or merged with or into any Person, or (iv) failed to hold itself out to the public as a legal entity separate and distinct from all other Persons.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Sections 6.10 and 6.11.

“First Amendment Effective Date” shall mean April 13, 2022.

“First Reserve” shall mean FR XIII Crestwood Permian Basin Holdings LLC.

“Flood Insurance Laws” shall have the meaning assigned to such term in Section 5.02(c).

“Floor” ~~means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~shall mean a rate of interest equal to 0%.

“Foreign Subsidiary” shall mean any Subsidiary that is either (i) incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia (other than an entity that is disregarded for U.S. federal tax purposes and is a direct Subsidiary of an entity that is treated as a corporation or partnership for U.S. federal tax purposes and organized in the United States of America, any State thereof or the District of Columbia) or (ii) any direct or indirect Subsidiary of a Foreign Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” shall have the meaning assigned to such term in Section 1.02.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body or supra-national authorities (including the European Union and the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Guarantor” shall have the meaning assigned such term in the Collateral Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates or breakdown constituents, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), or radon gas, of any nature, in each case subject to regulation pursuant to, or which can give rise to liability under, any Environmental Law.

~~“IBA” shall have the meaning assigned to such term in Section 1.04.~~

“Improvements” shall have the meaning assigned to such term in the Mortgages.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Commitments” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Lender” shall have the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Swap Agreement), (h) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of banker’s acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.13(a).

“Initial Lenders” shall mean the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

“Interest Coverage Ratio” shall mean the ratio, for the period of four fiscal quarters ended on, or if such date of determination is not the end of a fiscal quarter, most recently prior to the date on which such determination is to be made of (a) EBITDA to (b) Cash Interest Expense; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, in substantially the form of Exhibit D.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (iv) redeemable preferred stock dividend expenses, and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and its Restricted Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean (a) with respect to any ~~Eurodollar~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last Business Day of each calendar quarter and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Borrowing consisting of a ~~Eurodollar~~SOFR Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter ~~(or 12 months or shorter, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available),~~, as the Borrower may elect (provided that any tenor that has been removed pursuant to Section 2.23(c)(iv) cannot be elected), or the date any ~~Eurodollar~~SOFR Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, Section 2.10 or Section 2.11; provided that, (a) if any Interest Period for a ~~Eurodollar~~SOFR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Revolving Facility Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Issuing Bank” shall mean (a) with respect to Revolving Letters of Credit issued hereunder on or after the Closing Date, Wells Fargo, Truist Bank and each other Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Revolving Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i), and (b) with respect to the Existing Revolving Letters of Credit, the Existing Issuing Banks. An Issuing Bank may, in its discretion, arrange for one or more Revolving Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Revolving Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Joint Lead Arrangers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joint Venture” shall mean a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form.

“Lender” shall mean each financial institution listed on Schedule 2.01 (and any foreign branch of such Lender), as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04 (and any foreign branch of such Person), any Person (other than a natural person) holding outstanding Revolving Facility Loans, any Person (other than a natural person) holding outstanding Swingline Loans or any Person (other than a natural person) holding outstanding Incremental Loans. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Loans, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities or equity interests (other than securities or equity interests representing an interest in a joint venture that is not a Wholly Owned Subsidiary of the Borrower), any purchase option, call, drag-along right, tag-along right, right of first offer, right of first refusal or similar right of a third party with respect to such securities.

“LLC Operating Agreement” shall mean that certain Limited Liability Company Agreement of the Borrower dated as of September 13, 2017.

“Loan Document Obligations” shall mean all amounts owing to any of the Agents, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Document, or pursuant to the terms of any Guarantee thereof, including with respect to any Loan or Revolving Letter of Credit, together with the due and punctual performance of all other obligations of the Borrower and the other Loan Parties under or pursuant to the terms of this Agreement and the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Loan Documents” shall mean this Agreement, the Revolving Letters of Credit, the Security Documents and any promissory note issued under Section 2.09(e).

“Loan Parties” shall mean the Borrower and each Subsidiary Loan Party.

“Loans” shall mean the Revolving Facility Loans and the Swingline Loans.

~~“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have (i) a materially adverse effect on the business, operations, properties, assets or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any Issuing Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.

“Material Contracts” shall mean, collectively, (i) the Nautilus JV Agreement, (ii) the Gas Gathering and Processing Agreement between Crestwood New Mexico Pipeline LLC and Mewbourne Oil Company, dated as of July 1, 2015, as amended on December 1, 2015, June 1, 2017, February 1, 2019, April 1, 2019, July 6, 2020, September 1, 2020 and June 8, 2021, (iii) the Gas Gathering and Processing Agreement between Crestwood New Mexico Pipeline LLC and COG Operating LLC, dated as of April 1, 2014, as amended on August 30, 2015, May 31, 2016, March 9, 2018, March 8, 2019 and May 12, 2021, (iv) Scope of Work between ConocoPhillips Company and CPB Water LLC dated November 21, 2019, (v) in the cases of clauses (i) through (iv), any replacement or substitute contracts or agreements thereof and (vi) any contract or other arrangement, whether written or oral, to which the Borrower or any Restricted Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Revolving Letters of Credit) of the Parent or the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount exceeding U.S. $10.0 million.

“Material Project” means, the construction or expansion of any individual capital project (or series of related capital projects) of the Borrower, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed $10.0 million.

“Material Project EBITDA Amount” has the meaning specified in the definition of “EBITDA”.

“Material Real Property” shall mean, on any date of determination, all Rights of Way or other Real Property (other than leased Real Property) upon which any Pipeline System is situated or is projected to be situated, any Pipeline Properties and any other Real Property owned in fee by any Loan Party, or group of related tracts of Real Property, acquired (whether acquired in a single transaction or in a series of transactions) or owned by a Loan Party having a fair market value (including the fair market value of improvements owned by any Loan Party and located thereon) on such date of determination exceeding U.S. $5.0 million, provided that notwithstanding the foregoing, all Rights of Way or other Real Property (other than leased Real Property) upon which any Pipeline System is situated or is projected to be situated shall be deemed to be Material Real Property if such Pipeline System has a fair market value exceeding U.S. $5.0 million; provided further that any Building (as defined in the applicable Flood Insurance Law) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Law) with a value of less than $250,000, shall not constitute Material Real Property.

“Maximum Leverage Ratio” shall mean, on any date of determination, 5.00:1.00.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Midstream Activities” shall mean with respect to any Person, collectively, the treatment, processing, gathering, dehydration, compression, blending, transportation, storage, transmission, stabilization, disposal, delivery, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of fresh water, produced water, crude oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities; provided that “Midstream Activities” shall in no event include the drilling, completion or, except as set forth above, servicing of oil or gas wells, including the ownership of related drilling rigs.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean all Real Property required to be subject to a Mortgage that is delivered pursuant to the terms of this Agreement.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents delivered pursuant to clause (j) of the Collateral and Guarantee Requirement or after the Closing Date pursuant to Section 5.10 and the Collateral and Guarantee Requirement, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Collateral Agent, including all such changes as may be required to account for local law matters.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Nautilus COSA” shall mean the ‘Project Company COSA’ as defined in the Parent COSA.

“Nautilus JV” shall mean Crestwood Permian Basin LLC, a Delaware limited liability company.

“Nautilus JV Agreement” shall mean that certain First Amended and Restated Limited Liability Company Agreement of Crestwood Permian Basin LLC, dated as of October 16, 2017, as amended by that certain Amendment to the First Amended and Restated Limited Liability Company Agreement of Crestwood Permian Basin, LLC, dated as of February 22, 2018.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” shall mean:

(a)    100% of the cash proceeds actually received by the Borrower or any Restricted Subsidiary or Affiliate of the Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of the Borrower or any such Restricted Subsidiary of the Borrower (other than those pursuant to Section 6.05(a), (b), (c), (e) (but only with respect to Liens and dividends permitted thereby), (f), (h), (i), (j) or (l)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, and (ii) Taxes paid or payable as a result thereof (including any tax distributions to its beneficial owners); provided that, if no Event of Default exists and the Borrower has delivered a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business or otherwise invest in the business of the Borrower and its Restricted Subsidiaries, or make investments pursuant to Section 6.04(k), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds, except to the extent (1) not so used within such 12-month period or (2) not contracted to be used within such 12-month period and so used within 120 days thereafter; provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed U.S. $5.0 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed U.S. $10.0 million, and

(b)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any other Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Sponsors.

“NGA” shall have the meaning assigned to such term in Section 3.08(b).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Recourse Debt” shall mean Indebtedness as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender.

“Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.17(e).

“Obligations” shall mean all amounts owing to any of the Agents, any Issuing Bank, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document, or to any Cash Management Bank or Specified Swap Counterparty pursuant to the terms of any Secured Cash Management Agreement or Secured Swap Agreement (other than any Excluded Swap Obligations), respectively, or pursuant to the terms of any Guarantee thereof, including with respect to any Loan, Revolving Letter of Credit, Secured Cash Management Agreement or Secured Swap Agreement, together with the due and punctual performance of all other obligations of the Borrower and the other Loan Parties under or pursuant to the terms of this Agreement, the other Loan Documents, any Secured Cash Management Agreement and any Secured Swap Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Other Connection Taxes” shall mean, with respect to any Agent, Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

~~“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)     a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)     the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, except any such Taxes that are imposed by any jurisdiction in which such recipient has a present or former connection (other than any such connection arising solely from the recipient having executed, delivered, become a party to, performed its obligations under, or received payments under any Loan Document).

“Parent” shall mean Crestwood Permian Basin Holdings LLC, a Delaware limited liability company.

“Parent Company” shall mean any Person who, directly or indirectly, owns any of the issued and outstanding Equity Interests of the Borrower.

“Parent COSA” shall mean that certain Construction and Operating Services Agreement by and between Parent and Crestwood Midstream Operations LLC, dated as of October 21, 2016, as amended, supplemented or otherwise modified from time to time.

“Parent Pledge Agreement” shall mean the Amended and Restated Parent Pledge Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit F, between the Parent and the Collateral Agent.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c).

“Payment Recipient” shall have the meaning assigned to such term in Section 8.17(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Annex I to the Collateral Agreement or any other form approved by the Collateral Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person, other than such acquisition of, or of the assets or Equity Interests of, any Loan Party, if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer, (b) such acquired Person, division or line of business of a Person is, or is engaged in, any business or business activity conducted by the Borrower and its Restricted Subsidiaries on the Closing Date, Midstream Activities or any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and (c) immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws in all material respects; and (iii) (A) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries, and, if the total consideration in respect of such acquisition exceeds U.S. $10.0 million, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such Restricted Subsidiary or assets, and (B) any acquired or newly formed Restricted Subsidiary of the Borrower shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

“Permitted Cure Security” shall mean (i) a common equity security of the Borrower or (ii) other equity securities having no mandatory redemption, repurchase or similar requirements prior to 91 days after Revolving Facility Maturity Date, upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

“Permitted Encumbrances” shall mean those Liens and other encumbrances permitted by Section 6.02.

“Permitted Investments” shall mean:

(a)    direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

(b)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of U.S. $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)    securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)    money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S. $500.0 million; and

(h)    time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year.

“Permitted Parent Payments” means the distribution by the Borrower to the Parent from time to time necessary to fund the payment by or reimbursement of the Parent of (i) its general corporate operating and overhead costs and expenses in the ordinary course of business to the extent such general corporate operating and overhead costs and expenses are reasonably attributable or related to the ownership of the Borrower and its Restricted Subsidiaries, (ii) fees, costs or expenses of independent auditors, accountants and legal counsel to the Parent or such other expenses required to maintain its corporate existence to the extent such fees, costs and expenses are reasonably attributable or related to the ownership of the Borrower and its Restricted Subsidiaries and (iii) its obligations under the Parent COSA to the extent such obligations are reasonably attributable or related to the ownership of the Borrower and its Restricted Subsidiaries.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Permitted Refinancing Indebtedness, with the Financial Performance Covenants (recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries), (b) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, breakage costs and premium thereon and the reasonable costs and expenses associated with such refinancing), (c) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing Indebtedness shall have additional obligors, or greater guarantees or security, than the Indebtedness being Refinanced, and (f) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms not materially less favorable to the Secured Parties, taken as a whole, than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Pipeline Property” shall mean any fresh water, produced water, crude oil or natural gas processing plant, compression station, terminal or facility, salt water disposal well or lease automatic custody transfer unit owned or acquired by a Loan Party for use in the Loan Parties’ Midstream Activities.

“Pipeline Systems” shall mean, collectively, the crude oil, natural gas, natural gas liquids, other liquid or gaseous hydrocarbons gathering and transportation pipelines and any other pipelines now or hereafter owned by the Loan Parties in connection with their Midstream Activities.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, except any Multiemployer Plan.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“Pledged Collateral”, with respect to particular Collateral, shall have the meaning assigned to such term in each of the Collateral Agreement and the Parent Pledge Agreement applicable to such Collateral.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” shall mean, as to any Person, for any events as described in clauses (a), (b) and (c) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(a)    in making any determination of EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Asset Disposition and to any Asset Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, unless the context otherwise requires, occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05) is consummated); and

(b)    in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (z) with respect to distributions made pursuant to Section 6.06(e), pro forma effect shall be given to the decrease in cash and Permitted Investments resulting from such distributions.

(c)    in making any determination on a Pro Forma Basis (i) with respect to designation of a Restricted Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of a Restricted Subsidiary as an Unrestricted Subsidiary that occurred after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation as though such designations occurred at the beginning of such period and (ii) with respect to designation of an Unrestricted Subsidiary as a Restricted Subsidiary, effect shall be given to such designation and all other designations of an Unrestricted Subsidiary as a Restricted Subsidiary that occurred after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation as though such designations occurred at the beginning of such period.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other such similar transaction, to the extent that the Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the Borrower, its Restricted Subsidiaries and Nautilus JV furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Restricted Subsidiaries prior to the Closing Date.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“PUHCA” shall have the meaning assigned to such term in Section 3.08(b).

“Qualified Senior Notes” shall have the meaning assigned to such term in Section 6.01(r).

“Real Property” shall mean, collectively, all right, title and interest of the Borrower or any other Loan Party in and to any and all parcels of real property owned or leased by the Borrower or any other Loan Party together with all Improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof. Where the Loan Documents refer to Real Property as being owned by a Loan Party, this shall be deemed to include all right, title and interest in Real Property owned or held by such Loan Party (other than leasehold interests), whether by contract or otherwise, including Rights of Way.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

~~“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion~~

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, three or more Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments, that taken together, represent more than 50% of the sum of all (w) Loans (other than Swingline Loans) outstanding, (x) Revolving L/C Exposures, (y) Swingline Exposures, and (z) the total Available Unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Subsidiary” shall mean any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make ~~Eurodollar~~SOFR Loans and ABR Loans pursuant to Section 2.01 representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Revolving Facility

Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments on the date hereof is U.S. $165.0 million. To the extent applicable, Revolving Facility Commitments shall include the Incremental Commitments of any Incremental Lender. The aggregate amount of the Revolving Facility Commitments on the First Amendment Effective Date is U.S. $230.0 million.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (a) the aggregate principal amount of such Revolving Facility Lender’s Revolving Facility Loans outstanding at such time and (b) such Revolving Facility Lender’s Revolving Facility Percentage of the Swingline Exposure and Revolving L/C Exposure at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans (including any Incremental Lender).

“Revolving Facility Loan” shall mean a Loan made to the Borrower by a Revolving Facility Lender pursuant to Section 2.01 or an Incremental Lender pursuant to Section 2.20. Each Revolving Facility Loan shall be a ~~Eurodollar~~SOFR Loan or an ABR Loan.

“Revolving Facility Maturity Date” shall mean October 20, 2025.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Revolving Letters of Credit pursuant to Section 2.05, as such commitment may be (a) ratably reduced from time to time upon any reduction in the Revolving Facility Commitments pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Issuing Bank under Section 9.04. The amount of each Issuing Bank’s Revolving L/C Commitment as of the Closing Date is set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Issuing Bank shall have assumed its Revolving L/C Commitment, as applicable. The aggregate amount of the Revolving L/C Commitments of the Issuing Bank is U.S. $20.0 million.

“Revolving L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Revolving Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by an Issuing Bank pursuant to a Revolving Letter of Credit upon or following the reinstatement of such Revolving Letter of Credit.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Revolving Letters of Credit outstanding at such time and (b) the aggregate principal amount of all Revolving L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

“Revolving L/C Participation Fee” shall have the meaning set forth in Section 2.12(b).

“Revolving L/C Reimbursement Obligation” shall mean the Borrower’s obligation to repay Revolving L/C Disbursements as provided in Sections 2.05(e) and (f).

“Revolving Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05, including each Existing Revolving Letter of Credit.

“Rights of Way” shall mean, collectively, the right-of-way agreements, easements, surface use agreements, servitudes, permits, licenses and other agreements conferring upon a Loan Party the surface or subsurface land use rights.

“S&P” shall mean Standard and Poor’s Rating Services (and any successor thereto).

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” shall any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement by and between any Loan Party and any Cash Management Bank.

“Secured Parties” shall have the meaning ascribed to such term in each of the Collateral Agreement and the Parent Pledge Agreement and collectively shall mean all such parties.

“Secured Swap Agreement” shall mean any Swap Agreement permitted under this Agreement that is entered into by and between any Loan Party and any Specified Swap Counterparty; provided that “Secured Swap Agreement” shall not include any transactions or confirmations with a Specified Swap Counterparty entered into after such Specified Swap Counterparty ceases to be a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the Parent Pledge Agreement, the Control Agreements and each of the security agreements, control agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10.

“Security Termination Date” shall have the meaning assigned to such term in Section 9.18.

“SOFR” shall mean~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Borrowing” shall mean a Borrowing comprised of SOFR Loans.

“SOFR Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to Adjusted Term SOFR in accordance with the provisions of Article II.

“Specified Swap Counterparty” shall mean any Person that, (i) on the Closing Date, is a party to an existing Swap Agreement with a Loan Party and is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger or (ii) at the time it enters into a Swap Agreement with a Loan Party, is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger, in the case of each of clause (i) and (ii), in its capacity as a party to such Swap Agreement.

“Sponsor Affiliate” shall mean (i) each Affiliate of a Sponsor that is neither a portfolio company nor a company controlled by a portfolio company and (ii) each general partner of a Sponsor or Sponsor Affiliate who is a partner or employee of First Reserve or Crestwood, as applicable.

“Sponsors” shall mean First Reserve and Crestwood.

~~“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent, any Lender or any Issuing Bank (including any branch, Affiliate or other fronting office making or holding a Loan or issuing a Revolving Letter of Credit) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent, any Lender or any Issuing Bank under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Loan Party” shall mean each direct or indirect Wholly Owned Subsidiary of the Borrower that (a) (i) is a Domestic Subsidiary and (ii) is a Restricted Subsidiary, and is not a Subsidiary whose guarantee of the Obligations is prohibited under Section 9.21 or (b) at the option of the Borrower executes and delivers the Collateral Agreement and otherwise satisfies the Collateral and Guarantee Requirement.

“Supplemental Collateral Agent” shall have the meaning assigned to such term in Section 8.13(a).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries or any Parent Company of the Borrower shall be a Swap Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit C-2.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is U.S. $10.0 million.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Wells Fargo, in its capacity as a lender of Swingline Loans, and/or any other Revolving Facility Lender designated as such by the Borrower after the Closing Date that is reasonably satisfactory to the Borrower and the Administrative Agent and executes a counterpart to this Agreement as a Swingline Lender.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Syndication Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Term SOFR” shall mean,

(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean a percentage equal to (a) 0.10% per annum for 1-month Interest Periods, (b) 0.15% per annum for 3-month Interest Periods and (c) 0.25% per annum for 6-month Interest Periods.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable~~ Reference ~~Time,~~Rate” shall mean the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~

“Test Period” shall mean, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the Closing Date pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents, (b) the Closing Date Refinancing and (c) the payment of all fees and expenses owing in connection with the foregoing.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR and the Alternate Base Rate.

“UCC” shall mean (a) the Uniform Commercial Code as in effect in the applicable jurisdiction and (b) certificate of title or other similar statutes relating to “rolling stock” or barges as in effect in the applicable jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 hereunder and any Subsidiary of an Unrestricted Subsidiary. As of the Closing Date, the following are Unrestricted Subsidiaries: the Nautilus JV.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Dollars” or “U.S. $” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.03, 2.04, 2.07 and 2.10(c), in each case, such day is also a Business Day.

“U.S.A. PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

~~“USD LIBOR” means the London interbank offered rate for U.S. Dollars.~~

“Wells Fargo” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned, directly or indirectly, by such Person or any other Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time;

provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further, that (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (B) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements; provided further that, notwithstanding the foregoing, upon and following the acquisition of any business or new Subsidiary by the Borrower in accordance with this Agreement, in each case that would not constitute a “significant subsidiary” for purposes of Regulation S-X, financial items and information with respect to such newly-acquired business or Subsidiary that are required to be included in determining any financial calculations and other financial ratios contained herein for any period prior to such acquisition shall not be required to be in accordance with GAAP so long as the Borrower is able to reasonably estimate pro forma adjustments in respect of such acquisition for such prior periods, and in each case such estimates are made in good faith and are factually supportable.

Section 1.03.    Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.04.    Rates. The ~~interest rate on Eurodollar Loans and ABR Loans (when determined by reference to clause (iii) of the definition of Alternate Base Rate) may be determined by reference to USD LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for U.S. Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Loans or ABR Loans (when determined by reference to clause (iii) of the definition of Alternate Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.23(c), such Section 2.23(c)~~

~~provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.23(c), of any change to the reference rate upon which the interest rate on Eurodollar Loans and ABR Loans (when determined by reference to clause (iii) of the definition of Alternate Base Rate) is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “Eurodollar Rate”~~thereof, or with respect to any alternative, successor or replacement rate thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.23(c), will be similar to, or produce the same value or economic equivalence of, ~~USD LIBOR or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of ~~a Benchmark~~the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~any~~the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates ~~referenced~~referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Revolving Facility Lender agrees to make Revolving Facility Loans, in each case from time to time during the Availability Period, comprised of ~~Eurodollar~~SOFR Loans and ABR Loans to the Borrower in U.S. Dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment; and (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans. The Revolving Facility shall be available as ABR Loans or ~~Eurodollar~~SOFR Loans.

Section 2.02.    Loans and Borrowings. (a) Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, ratably in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans shall be made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Each Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~SOFR Loans as the Borrower may request in accordance herewith.

(c)    At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a ~~Eurodollar~~SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of a Revolving L/C Disbursement as contemplated by Section 2.05(e). At the time that each ABR Borrowing by the Borrower is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of a Revolving L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing by the Borrower shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Interest Periods in respect of Borrowings outstanding under the Revolving Facility.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date.

Section 2.03.    Requests for Borrowings. To request a Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Borrowing consisting of ~~Eurodollar~~SOFR Loans, not later than 11:00 a.m., Houston, Texas time, three (3) Business Days before the date of the proposed Borrowing (provided that the notice referred to in this clause (i) may be delivered no later than two (2) Business Day prior to the Closing Date in the case of a Borrowing on the Closing Date) or (ii) in the case of a Borrowing consisting of ABR Loans, not later than 11:00 a.m., Houston, Texas time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (but in any event on the same day) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)    the aggregate amount of the requested Borrowing;

(b)    the date of such Borrowing, which shall be a Business Day;

(c)    whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing;

(d)    in the case of a Borrowing consisting of a ~~Eurodollar~~SOFR Loan, the initial Interest Period to be applicable thereto; and

(e)    the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period in U.S. Dollars, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (y) the outstanding Swingline Loans of such Swingline Lender exceeding such Swingline Lender’s Swingline Commitments or (z) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. All Swingline Loans shall be ABR Loans under this Agreement.

(b)    To request a Swingline Borrowing, the Borrower shall notify the Swingline Lenders of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy or electronic mail) not later than 2:00 p.m., Houston, Texas time on the day of the proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Swingline Borrowing, (iii) the term of such Swingline Loan, and (iv) the location and number of the Borrower’s account to which funds are to be disbursed. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., Houston, Texas time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of a Revolving L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c)    A Swingline Lender may by written notice given to the Administrative Agent (and to the other Swingline Lenders) not later than 12:00 noon, Houston, Texas time on any Business Day, require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally severally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the applicable Swingline Lender, such Revolving Facility Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments by the Borrower in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or any other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be remitted promptly to the Administrative Agent; any such amounts received by the Administrative Agent shall be remitted promptly by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05.    Revolving Letters of Credit. (a) General. From and after the Closing Date, all Existing Revolving Letters of Credit will be deemed issued and outstanding under this Agreement and will be governed as if issued under this Agreement. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Revolving Letters of Credit denominated in U.S. Dollars for its own account or on behalf of any other Loan Party, any Unrestricted Subsidiary, or any Joint Venture, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five (5) Business Days prior to the Revolving Facility Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Revolving Letter of Credit, the terms and conditions of this Agreement shall control.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Revolving Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Revolving Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Revolving Letter of Credit, or identifying the Revolving Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Revolving Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Revolving Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Revolving Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Revolving Letter of Credit (or the amendment, renewal or extension of an outstanding Revolving Letter of Credit). A Revolving Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Revolving Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (ii) the aggregate available amount of all Revolving Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Revolving L/C Commitment.

(c)    Expiration Date. Each Revolving Letter of Credit shall expire at or prior to the close of business on the earlier of (A) unless the applicable Issuing Bank agrees to a later expiration date, the date one (1) year after the date of the issuance of such Revolving Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Facility Maturity Date; provided that any Revolving Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (B) of this paragraph (c)). Notwithstanding the foregoing, the Borrower may request the issuance of one or more Revolving Letters of Credit that expire at or prior to the close of business on the date that is five (5) Business Days prior to the Revolving Facility Maturity Date; provided that the Revolving L/C Exposure in respect of Revolving Letters of Credit issued pursuant to this sentence shall not exceed U.S. $20.0 million.

(d)    Participations. By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Revolving Letter of Credit equal to such Revolving Facility Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally severally agrees to pay to the Administrative Agent in U.S. Dollars such Revolving Facility Lender’s Revolving Facility Percentage of each Revolving L/C Disbursement made by such Issuing Bank not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If the applicable Issuing Bank shall make any Revolving L/C Disbursement in respect of a Revolving Letter of Credit, the Borrower shall reimburse such Revolving L/C Disbursement by paying to the Administrative Agent an amount equal to such Revolving L/C Disbursement in U.S. Dollars, not later than 3:00 p.m., Houston, Texas time, on the Business Day immediately following the date the Borrower receives notice under paragraph (g) of this Section of such Revolving L/C Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Loan, a ~~Eurodollar~~SOFR Loan or a Swingline Borrowing in an equivalent amount, and, in each case to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan or Borrowing, as applicable; provided that in the case of any ~~Eurodollar~~SOFR Loan, such request must be made three Business Days prior to such refinancing in accordance with Section 2.03. If the Borrower fails to reimburse any Revolving L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other Revolving Facility Lender of the applicable Revolving L/C Disbursement, the payment then due from the Borrower and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility

Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent in U.S. Dollars its Revolving Facility Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in U.S. Dollars the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving L/C Disbursement (other than the funding of an ABR Loan, a ~~Eurodollar~~SOFR Loan, or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such Revolving L/C Disbursement.

(f)    Obligations Absolute. The obligation of the Borrower to reimburse Revolving L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Revolving Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Revolving Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Revolving Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Revolving Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Revolving Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Revolving Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a court having jurisdiction to have been caused by (A) such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Revolving Letter of Credit comply with the terms thereof or (B) such Issuing Bank’s refusal to issue a Revolving Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised reasonable care in each such determination and each refusal to issue a Revolving Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Revolving Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Revolving Letter of Credit.

(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Revolving Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make a Revolving L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such Revolving L/C Disbursement.

(h)    Interim Interest. If an Issuing Bank shall make any Revolving L/C Disbursement, then, unless the Borrower shall reimburse such Revolving L/C Disbursement in full on the date such Revolving L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Revolving L/C Disbursement is made to but excluding the date that the Borrower reimburses such Revolving L/C Disbursement, at the rate per annum equal to the rate per annum then applicable to ABR Loans; provided that, if such Revolving L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be payable on demand for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Revolving Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Revolving Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Revolving Letters of Credit. If no longer a Lender, an Issuing Bank may resign as an Issuing Bank upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Such resigning Issuing Bank shall remain a party hereto to the extent that Revolving Letters of Credit issued by it (or reimbursement obligations with respect thereto) remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Revolving Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Revolving Letters of Credit or extend any outstanding Revolving Letters of Credit.

(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or 7.01(i), as provided in the following proviso or (ii) in the case of any other Event of Default, on the third Business Day following the date on which the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent (or an account in the name of the Administrative Agent with another institution designated by the Administrative Agent), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in U.S. Dollars equal to the Revolving L/C Exposure in respect of the Borrower as of such date plus any accrued and unpaid interest thereon; provided that, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in U.S. Dollars, without demand or other notice of any kind. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit pursuant to this paragraph or pursuant to Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall control, including the exclusive right of withdrawal, such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (A) for so long as an Event of Default shall be continuing, the Administrative Agent and (B) at any other time, the Borrower, in each case, in term deposits constituting Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for Revolving L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Revolving L/C Reimbursement Obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans to the Borrower has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount together with interest thereon (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k)    Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate up to four Lenders that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Banks. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(l)    Reporting. Each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof, (ii) provide the Administrative Agent with a copy of the Revolving Letter of Credit, or the amendment, renewal or extension of the Revolving Letter of Credit, as applicable, on the Business Day on which such Issuing Bank issues, amends, renews or extends any Revolving Letter of Credit, (iii) on each Business Day on which such Issuing Bank makes any Revolving L/C Disbursement, advise the Administrative Agent of the date of such Revolving L/C Disbursement and the amount of such Revolving L/C Disbursement and (iv) on any other Business Day, furnish the Administrative Agent with such other information as the Administrative Agent shall reasonably request. If requested by any Lender, the Administrative Agent shall provide copies to such Lender of the documents referred to in clause (ii) of the preceding sentence. Each Issuing Bank may assume that the conditions set forth in Section 4.01 are satisfied unless it is notified otherwise by the Administrative Agent or a Lender.

Section 2.06.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request; provided that ABR Loans and Swingline Borrowings made to finance the reimbursement of a Revolving L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)    Unless the Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07.    Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but in any event on the same day) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and

(iv)    if the resulting Borrowing is a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by the Borrower requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to one of its ~~Eurodollar~~SOFR Borrowings prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have converted such Borrowing to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders (unless such Event of Default is an Event of Default under Section 7.01(h) or (i), in which case no such request shall be required), so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of U.S. $500,000 and not less than U.S. $2.0 million (or, if less, the remaining amount of the Revolving Facility Commitments), and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans by the Borrower in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Facility Commitments shall be permanent. Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments.

Section 2.09.    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Revolving Facility Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Facility Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least seven Business Days after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing (other than a Borrowing that is required to finance the reimbursement of a Revolving L/C Disbursement as contemplated by Section 2.05(e)) is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    Subject to the entries in the Register, which shall be controlling, the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit H. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10.    Repayment of Loans. (a) To the extent not previously paid, all Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date.

(b)    (x) All Net Proceeds pursuant to Section 2.11(c) shall be applied (i) first, ratably among the Swingline Lenders to prepay any outstanding Swingline Loans, and (ii) second, if any excess remains after prepaying all Swingline Loans then outstanding, applied ratably among the Revolving Facility Lenders to prepay any Revolving Facility Loans then outstanding and (y) any optional prepayments of the Revolving Facility Loans pursuant to Section 2.11(a) shall be applied ratably among the Lenders under the Revolving Facility Loans, as directed by the Borrower.

(c)    Prior to any repayment of any Borrowing, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of such selection not later than 2:00 p.m., Houston, Texas time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a ~~Eurodollar~~SOFR Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of such selection not later than 1:00 p.m., Houston, Texas time, on the scheduled date of such repayment.

Section 2.11.    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay Revolving Facility Loans in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in the form of Exhibit B hereto provided in accordance with Section 2.10(c).

(b)    If on any date, the Administrative Agent notifies the Borrower that the Revolving Facility Credit Exposure exceeds the aggregate Revolving Facility Commitments of the Lenders on such date, the Borrower shall, as soon as practicable and in any event within two Business Days following such date, prepay the outstanding principal amount of any Revolving Facility Loans (and, to the extent after giving effect to such prepayment, the Revolving Facility Credit Exposure still exceeds the aggregate Revolving Facility Commitments of the Lenders, deposit cash collateral in an account with the Administrative Agent (or an account in the name of the Administrative Agent with another institution designated by the Administrative Agent) pursuant to Section 2.05(j) such that the aggregate amount so prepaid by the Borrower and cash collateral so deposited in an account with the Administrative Agent (or an account in the name of the Administrative Agent with another institution designated by the Administrative Agent) pursuant to Section 2.05(j)) shall be sufficient to reduce such sum to an amount not to exceed the aggregate Revolving Facility Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Revolving Facility Loans prepaid. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Borrower and the Lenders.

(c)    The Borrower shall apply all Net Proceeds received by it or its Restricted Subsidiaries or Affiliates upon (and in any event within three Business Days of) receipt thereof to prepay any Revolving Facility Borrowings in accordance with paragraphs (b) and (c) of Section 2.10.

(d)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made by the Borrower pursuant to paragraph (c) of this Section 2.11 at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment.

(e)    In the event of any termination of all the Revolving Facility Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Facility Loans and all its outstanding Swingline Loans and terminate all its outstanding Revolving Letters of Credit and/or cash collateralize such Revolving Letters of Credit in accordance with Section 2.05(j). If as a result of any partial reduction of the Revolving Facility Commitments, the aggregate Revolving Facility Credit Exposure would exceed the aggregate Revolving Facility Commitments of all Revolving Facility Lenders after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Facility Loans or Swingline Loans (or a combination thereof) and/or cash collateralize Revolving Letters of Credit in an amount sufficient to eliminate such excess.

Section 2.12.    Fees. (a) The Borrower agrees to pay to each Lender, without duplication of any other amounts paid to such Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December in each year, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter up until the last day of such quarter (or other period commencing with the Closing Date (or the last date on which such fee was paid) and ending with the last day of such quarter or the Revolving Facility Maturity Date or the date on which the last of the Commitments of such Lender shall be terminated, as applicable) at the rate per annum equal to the Commitment Fee Rate.

All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero (unless the Lenders have funded their participations with respect to such Swingline Loans pursuant to Section 2.04(c)). The Commitment Fee due to each Lender shall begin to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)    The Borrower from time to time agrees to pay to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (a “Revolving L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed Revolving L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date (or the last date on which such fee was paid) and ending with the last day of such quarter or the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments shall be terminated, as applicable) at the rate per annum equal to the Applicable Margin for ~~Eurodollar Revolving Facility~~SOFR Borrowings effective for each day in such period.

(c)    The Borrower from time to time agrees to pay to each Issuing Bank, for its own account, (x) on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall terminate as provided herein, a fronting fee in an amount equal to 0.125% per annum of the daily average undrawn stated amount of such Revolving Letter of Credit (excluding the portion thereof attributable to unreimbursed Revolving L/C Disbursements), in respect of each Revolving Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Revolving Letter of Credit to and including the termination of such Revolving Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Revolving Letter of Credit or any Revolving L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges (collectively, “Issuing Bank Fees”). All Revolving L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)    The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the administrative fee set forth in the Engagement Letter at the times specified therein or such other administrative fee as agreed between the Borrower and the Administrative Agent in writing (such fees, the “Administrative Agent Fees”).

(e)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13.    Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each ABR Loan (including each Swingline Loan) at the Alternate Base Rate plus the Applicable Margin.

(b)    The Borrower shall pay interest on the unpaid principal amount of each ~~Eurodollar~~SOFR Loan at ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR for the Interest Period in effect for such ~~Eurodollar~~SOFR Loan plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans with respect to the Revolving Facility in paragraph (a) of this Section; provided that this paragraph (c) shall not apply to any Default or Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)    Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Loan, and in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments; provided that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to this Section, and (i) if based on the Alternate Base Rate ~~(if based on the Prime Rate)~~, a year of 365 days or 366 days, as the case may be; or (ii) otherwise, on the basis of a year of 360 days.

(f)     In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14.    [Reserved.]

Section 2.15.    Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, ~~FDIC~~ insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any such reserve requirement reflected in ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR) or any Issuing Bank; ~~or~~

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(~~ii~~iii) impose on any Lender or any Issuing Bank ~~or the London interbank market any tax, costs, expenses or~~any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Revolving Letter of Credit or participation therein ~~(including a condition similar to the events described in clause (i) above in the form of a tax, cost or expense) (except in each case for Indemnified Taxes indemnified pursuant to Section 2.17 and Excluded Taxes (including, for the avoidance of doubt, changes in the rate of tax on the overall rate of net income of such Lender));~~;

and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) ~~to the Borrower~~, or to increase the cost to such Lender ~~or~~, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Revolving Letter of Credit (or of maintaining its obligation to participate in or to issue any Revolving Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender ~~or~~, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or ~~otherwise) (except in each case for Indemnified Taxes indemnified pursuant to Section 2.17 and Excluded Taxes (including, for the avoidance of doubt, changes in the rate of tax on the overall rate of net income~~any other amount) then, upon written request of such Lender~~))~~, ~~then the Borrower will pay to~~ such ~~Lender or~~ Issuing Bank~~, as applicable,~~ or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender ~~or~~, such Issuing Bank or other Recipient, as ~~applicable~~the case may be, for such additional costs incurred or reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).

(b)     Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such

Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or ~~liquidity or~~ on the capital ~~or liquidity~~ of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement ~~or any of~~, the Revolving Facility Commitment of such Lender or the Loans made by, or participations in Revolving Letters of Credit or Swingline Loans held by, such Lender, or the Revolving Letters of Credit issued by such Issuing Bank ~~or as a consequence of the Commitments to make any of the foregoing~~, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Bank the Borrower shall pay to such Lender or such Issuing Bank, as ~~applicable~~the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).

(c)     Certificates for Reimbursement. A certificate of a Lender, or an Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank ~~or its~~, such other Recipient or any of their respective holding ~~company~~companies, as ~~applicable~~the case may be, as specified in paragraph (a) or (b) of this Section ~~shall be~~2.15 and delivered to the Borrower ~~and~~, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank~~, as applicable~~ or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    ~~Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof~~Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank or such other Recipient to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate ~~a~~any Lender or an Issuing Bank or any other Recipient pursuant to this Section 2.15 for any increased costs incurred or reductions ~~incurred~~suffered more than 180 days prior to the date that such Lender or such Issuing Bank~~, as applicable~~ or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Bank’s or such other Recipient’s intention to claim compensation therefor~~; provided further~~ (except that~~,~~  if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)      Survival. All of the obligations of the Loan Parties under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16.    ~~Break Funding Payments~~Indemnity. ~~In the event of (a) the payment of any principal of any Eurodollar~~The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense attributable to (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a Borrowing Request or conversion or continuation notice, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any prepayment notice

(regardless of whether any such prepayment notice may be revoked under Section 2.11 and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any SOFR Loan on a date other than ~~on~~ the last day of ~~an~~the Interest Period ~~applicable thereto~~therefor (including as a result of an Event of Default)~~, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto~~ or (~~d~~e) the assignment of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19~~, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the Eurodollar market~~(b). A certificate of ~~any~~such Lender setting forth ~~any~~the basis for determining such amount or amounts ~~that~~necessary to compensate such Lender ~~is entitled to receive pursuant to this Section~~ shall be ~~delivered~~forwarded to the Borrower ~~and shall be conclusive absent~~through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All of the obligations of the Loan Parties under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17.    Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes except as provided by applicable law; provided that if a Loan Party, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to payments hereunder shall be required to deduct Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions (including deductions and withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) the Administrative Agent, Lender, or Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) such Loan Party, if required to deduct any such Taxes, shall make such deductions and (iii) such Loan Party, if required to deduct any such Taxes, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c)    Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than Indemnified Taxes or Other Taxes resulting from gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing Bank) without duplication of any amounts indemnified under Section 2.17(a) paid by the Administrative

Agent or such Lender or Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party under, or otherwise with respect to, any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error of the Lender, the Issuing Bank or the Administrative Agent, as applicable. Notwithstanding the foregoing, no Loan Party shall be required to indemnify the Administrative Agent, any Lender or Issuing Bank pursuant to this Section 2.17(c) for any Indemnified Taxes or Other Taxes unless such Administrative Agent, Lender or Issuing Bank makes written demand on the applicable Loan Party for indemnification no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Administrative Agent, Lender or Issuing Bank for payment of such Indemnified Taxes or Other Taxes, and (ii) the date on which such Administrative Agent, Lender or Issuing Bank has made payment of such Indemnified Taxes or Other Taxes; provided further that, if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    (i) Each Lender or Issuing Bank that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit I and a Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Lender or Issuing Bank that is not a Non-U.S. Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender or Issuing Bank, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender or Issuing Bank, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender or Issuing Bank, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or Issuing Bank. Each Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). (ii) Without limiting the foregoing, any Lender or Issuing Bank that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.17 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender or Issuing Bank is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate; provided, that in such Lender’s or Issuing Bank’s judgment such completion, execution or submission of such documentation (other than documentation described in Section 2.17(e)(i)) would not materially prejudice the legal or commercial position of such Lender or Issuing Bank.

(f)    If the Administrative Agent, Lender or Issuing Bank determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Lender or Issuing Bank (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, Lender or Issuing Bank in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, Lender or Issuing Bank, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Lender or Issuing Bank in the event such Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, Lender or Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

(g)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Each Lender, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and “Lender” shall include Issuing Bank and Administrative Agent.

(h)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such

Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (h).

Section 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Revolving L/C Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., Houston, Texas time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan or (ii) Revolving L/C Reimbursement Obligations shall in each case be made in U.S. Dollars. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed Revolving L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed Revolving L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Revolving L/C Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Facility Loans or participations in Revolving L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and participations in Revolving L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Revolving Facility Loans and participations in Revolving L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Facility Loans and participations in Revolving L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Revolving L/C Disbursements to any assignee or participant, other than to the Borrower or any Loan Party (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then such Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent and, solely in the case of an assignment of Revolving Facility Commitments and/or Revolving Facility Loans, each Issuing Bank and each Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Revolving L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender.

(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all Lenders or all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent and, solely in the case of an assignment of Revolving Facility Commitments and/or Revolving Facility Loans, each Issuing Bank and each Swingline Lender, provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.04.

Section 2.20.    Increase in Revolving Facility Commitments. (a) Incremental Commitments. At any time following the ~~earlier of (x) completion of the syndication of the Revolving Facility (as reasonably determined by the Administrative Agent) and (y) 90 days after the Closing~~First Amendment Effective Date and prior to the Revolving Facility Maturity Date, the Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Facility Commitments, in an aggregate principal amount, collectively, not to exceed, U.S. $~~150.0~~85.0 million, or, a lesser amount in integral multiples of U.S. $5.0 million (any such increase, the “Incremental Commitments”). Such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments, shall be made available, which shall be a date not less than 5 Business Days (or such lesser number of days as may be agreed to by the Administrative Agent in its sole discretion) after the date on which such notice is delivered to the Administrative Agent. The Borrower shall notify the Administrative Agent in writing of the identity of each Revolving Facility Lender or other financial institution (which in any event shall not be the Borrower or an Affiliate of the Borrower) reasonably acceptable to the Administrative Agent, the Issuing Banks and the Swingline Lenders (each, an “Incremental Lender”) to whom the Incremental Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment. Such Incremental Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments; (ii) the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects on and as of the Increased Amount Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are expressly qualified by materiality (in which case such representations and warranties shall be true and correct in all respects as of the applicable date); (iii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Incremental Commitments, with the Financial Performance Covenants (recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries); (iv) such Incremental Commitments shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each Incremental Lender, as applicable, and each shall be recorded in the register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(e); (v) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the provisions of the Incremental Commitments; and (vi) the Borrower and its Affiliates shall not be permitted to commit to or participate in any Incremental Commitments. Each of the parties hereto hereby agrees that, upon the effectiveness of any joinder agreements in connection with any Incremental Commitments as described in the preceding sentence, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby, and the Administrative Agent, the Collateral Agent and the Borrower may revise this Agreement to evidence such amendments without the consent of any Lender that is not providing such Incremental Commitments.

(b)    On any Increased Amount Date on which Incremental Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Facility Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans being held by existing Revolving Facility Lenders and Incremental Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such Incremental Commitments to the Revolving Facility Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each Incremental Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

(c)    The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of an Increased Amount Date and, in respect thereof, the Incremental Commitments and the Incremental Lenders.

(d)    As a condition precedent to the Borrower’s incurrence of additional Indebtedness pursuant to this Section 2.20, (i) the Borrower shall, and shall cause each Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, reaffirmations of the guarantees and the security interests and Liens granted by the Loan Parties under the Security Documents in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) with respect to any Mortgaged Property, the Borrower shall, and shall cause each Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, upon the reasonable request of the Administrative Agent and/or the Collateral Agent (x) mortgage modifications or new Mortgages with respect to any Mortgaged Property in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (y) all other items reasonably requested by the Collateral Agent that are reasonably necessary to maintain the continuing perfection or priority of the Lien of the Mortgages as security for such Obligations.

Section 2.21.    [Reserved.]

Section 2.22.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.12(a);

(b)    the aggregate principal amount of Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, Required Lenders or affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.08); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, (ii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (iii) any amendment that reduces the principal amount of, or rate of interest on, or extends the final maturity of, any Loan made by such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c)    if any Swingline Exposure or Revolving L/C Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)    all or any part of such Swingline Exposure or Revolving L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages but only to the extent such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Facility Commitment; provided that, subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation; and

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within five Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to Section 2.22(c)(ii)(y), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

(iv)    if the Swingline Exposure or Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.22(c)(i), then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Facility Percentage; and

(v)     if any Defaulting Lender’s Revolving L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.22(c)(i) or (ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving L/C Commitment that was utilized by such Revolving L/C Exposure) and all Revolving L/C Participation Fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to the applicable Issuing Bank until such Revolving L/C exposure is cash collateralized and / or reallocated;

(d)    so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Revolving Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Revolving Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender, (iii) third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iv) fourth, if so determined by the Administrative Agent or requested by an Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Revolving Letter of Credit, (v) fifth, to the payment of any amounts owing to the Lenders or an Issuing Bank or Swingline Lender as a result of any final, non-appealable judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Default or Event of Default exists to the payment of any amounts owing to the Borrower as a result of any final, non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (vii), that if such payment is (x) a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 2.11 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(f)    In the event that the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Facility Percentage.

Section 2.23.    Changed Circumstances.

(a)    Circumstances Affecting ~~LIBOR Rate~~Benchmark Availability. Subject to clause (c) below, in connection with any request for a ~~Eurodollar~~SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that~~ reasonable and adequate means do not exist for ~~the~~ ascertaining ~~the Eurodollar Rate for such~~Adjusted Term SOFR for the applicable Interest Period with respect to a proposed ~~Eurodollar Loan~~SOFR Loan on or prior to the first day of such Interest Period or (~~iii~~ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that ~~the Eurodollar Rate~~Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period~~, then the~~ and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. ~~Thereafter, until~~Upon notice thereof by the Administrative Agent ~~notifies~~to the Borrower ~~that such circumstances no longer exist, the~~, any obligation of the Lenders to make ~~Eurodollar~~SOFR Loans, and ~~the~~any right of the Borrower to convert any Loan to or continue any Loan as a ~~Eurodollar~~SOFR Loan, shall be suspended~~, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Loan together with accrued interest thereon (subject to Section 9.09), on the last day of the then current Interest Period applicable to such Eurodollar Loan; or (B) convert the then outstanding principal amount of each such Eurodollar Loan to an ABR Loan as of the last day of such~~ (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(b)    Laws Affecting ~~LIBOR Rate~~SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective ~~lending offices~~Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective ~~lending offices~~Lending Offices) to honor its obligations hereunder to make or maintain any ~~Eurodollar Loan~~SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that ~~such~~the circumstances giving rise to such determination no longer exist, (i) ~~the obligations~~any obligation of the Lenders to make ~~Eurodollar~~SOFR Loans, and ~~the~~any right of the Borrower to convert any Loan to a ~~Eurodollar~~SOFR Loan or continue any Loan as a ~~Eurodollar~~SOFR Loan, shall be suspended and ~~thereafter the Borrower may select only ABR Loans and (ii) if any of the Lenders~~(ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain ~~a Eurodollar Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to an ABR Loan for the remainder of such Interest Period.~~such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(c)    Benchmark Replacement Setting.

(i)    ~~(A)~~Benchmark Replacement. ~~Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.23(c)) if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the~~

~~definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If an Unadjusted Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

~~(B)~~     (A) Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if a Term SOFR~~upon the occurrence of a Benchmark Transition Event ~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless~~with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has ~~delivered to the~~posted such proposed amendment to all affected Lenders and the Borrower ~~a Term SOFR Notice. For the avoidance of doubt,~~so long as the Administrative Agent ~~shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.23(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(B)    No Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.23(c).

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (B) the~~the implementation of any Benchmark Replacement~~,~~ and (~~C~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (D)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(c)(iv) ~~below and (E) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.23(c).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

~~(vi) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for U.S. Dollars for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 2.23(c) shall be deemed satisfied.~~

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders with respect to itself and each of its Restricted Subsidiaries, and the Subsidiaries to the extent applicable, that:

Section 3.01.    Organization; Powers. The Parent and the Borrower and each of its Restricted Subsidiaries (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failure to be in good standing which could not reasonably be expected to have a Material Adverse Effect (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02.    Authorization. The execution, delivery and performance by the Parent and the Borrower and each of its Restricted Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Parent, the Borrower and such Restricted Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Parent, the Borrower or any such Restricted Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which the Parent, the Borrower or any such Restricted Subsidiary is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Restricted Subsidiary, other than the Liens permitted by Section 6.02.

Section 3.03.    Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the

Parent and each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of the Parent or such Loan Party, as applicable, enforceable against the Parent or each such Loan Party, as applicable, in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 3.04.    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) recordation of the Mortgages, (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, and (iii) such actions, consents, approvals, registrations or filings, the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

Section 3.05.    Financial Statements. There has heretofore been furnished to the Lenders the following (and the following representations and warranties are made with respect thereto): the unaudited consolidated balance sheet as of March 31, 2021, and the related statements of operations, cash flows and owners’ equity showing the financial position of the Parent and its Subsidiaries as of the close of the then-elapsed portion of the fiscal year and the consolidated results of their operations during such then-elapsed portion of such year, all certified by a Financial Officer of the Parent, on behalf of the Parent, as fairly presenting, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

Section 3.06.    No Material Adverse Effect. Since December 31, 2020, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

Section 3.07.    Title to Properties; Possession Under Leases. (a) The Borrower and its Restricted Subsidiaries have good and valid record fee simple title to all Real Property, subject solely to Permitted Encumbrances and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and its Restricted Subsidiaries have maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrower and its Restricted Subsidiaries that is necessary to conduct their business as it is now conducted. All Mortgaged Properties are free and clear of Liens other than Permitted Encumbrances.

(b)    The Borrower and each of its Restricted Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply could not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)    The Borrower and its Restricted Subsidiaries have good title to or valid leasehold interests (subject in each case to Permitted Encumbrances) in all Real Property set forth on Schedule 3.17, except as could not reasonably be expected to have a Material Adverse Effect.

(d)    The Borrower and its Restricted Subsidiaries own or possess, or have the right to use or could obtain ownership or possession of or a right to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names and copyrights necessary for the present conduct of their business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)    As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of its Real Property or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(e).

(f)    Neither the Borrower nor any of its Restricted Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of its Real Property or any interest therein, except as permitted under Section 6.02 or Section 6.05.

(g)     Schedule 3.07(g) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary, indicating the ownership thereof, and identified as either a Restricted Subsidiary or Unrestricted Subsidiary.

(h)    As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any of its Subsidiaries, except as set forth on Schedule 3.07(h).

Section 3.08.    Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Parent or the Borrower or any of its Restricted Subsidiaries or any business, property or rights of any such Person (i) as of the Closing Date, that involve any Loan Document or the Transactions or (ii) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the Transactions.

(b)    (i) None of the Borrower, any Restricted Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation (including, but not limited to any FERC laws and regulations), or any restriction of record or agreement affecting any Mortgaged Property or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the Borrower and each Restricted Subsidiary holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) neither the Borrower nor any

Restricted Subsidiary (A) is subject to regulation “as a natural-gas company” under the Natural Gas Act (“NGA”); or (B) is subject to regulation as a “public utility,” a “gas utility,” a “gas company” or other similar term under the laws of any state and (iv) none of the Lenders, the Agents and the Joint Lead Arrangers, solely by virtue of the execution, delivery and performance of this Agreement or the other Loan Documents, or consummation of the Transactions contemplated hereby and thereby, shall be or become: (A) a “public-utility company,” a “holding company,” an “affiliate” of a “holding company,” an “associate company” of a “holding company,” or a “subsidiary company” of a “holding company,” as each such term is defined in the Public Utility Holding Company Act of 2005 (“PUHCA”), or otherwise subject to regulation under PUHCA; (B) a “natural-gas company” or subject to regulation under the NGA; or (C) subject to regulation under the laws of any state with respect to public utilities. As of the Closing Date, there is no applicable law, rule or regulation that would prohibit, in any material respect, the Loan Parties from granting Liens on their assets pursuant to the Loan Documents.

Section 3.09.    Federal Reserve Regulations. (a) Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.10.    Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11.    Use of Proceeds. The Borrower will use the proceeds of the Revolving Facility Loans and Swingline Loans made on and after the Closing Date, and may request the issuance of Revolving Letters of Credit, for general corporate purposes (including, without limitation, the Closing Date Refinancing).

Section 3.12.    Tax Returns. Except as set forth on Schedule 3.12, each of the Borrower and its Restricted Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is complete and accurate in all respects and (ii) has timely paid or caused to be timely paid all Taxes due and payable by it and all other Taxes or assessments, except in each case referred to in clauses (i) or (ii) above, (1) if the failure to comply would not cause a Material Adverse Effect or (2) if the Taxes or assessments are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

Section 3.13.    No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Parent, the Borrower and its Subsidiaries, Nautilus JV, the Transaction and any other transactions contemplated hereby prepared by or on behalf of the Administrative Agent in connection with the Transaction or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

(b)    The Projections prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections were furnished to the Initial Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower, except as disclosed in writing by the Borrower.

Section 3.14.    Employee Benefit Plans. (a) Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder) except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the excess of the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b)    Any foreign pension schemes sponsored or maintained by the Borrower and each of its Restricted Subsidiaries, if any, are maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

Section 3.15.    Environmental Matters. Except as set forth on Schedule 3.15 or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) the Borrower and each of its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received or incurred by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Loan Parties, threatened against the Borrower or any of its Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (iii) the Borrower and each of its Subsidiaries have obtained, and maintain in full force and effect, all permits, registrations, licenses, certificates, exemptions, waivers, approvals, and other authorizations required under applicable Environmental Laws for the conduct of its businesses, operations and properties as currently conducted, including for the construction of all pipelines and facilities (“Environmental Permits”), and is, and has been, in compliance with the terms and conditions of such Environmental Permits, (iv) neither the Borrower nor any of its Subsidiaries is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials, (v) there has been no Release or threatened Release of Hazardous Materials at any property currently or, to the knowledge of any of the Loan Parties, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any liability of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of its Subsidiaries, and no Hazardous Material has

been generated, owned or controlled by the Borrower or any of its Subsidiaries and transported for disposal to or Released at any location in a manner that would reasonably be expected to give rise to any liability of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of its Subsidiaries, (vi) neither the Borrower nor any of its Subsidiaries has entered into any agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (vii) to the knowledge of any of the Loan Parties, there are not currently and there have not been any underground storage tanks owned or operated by the Borrower or any of its Subsidiaries or present or located on the Borrower’s or any such Subsidiary’s Real Property. The Borrower and each of its Subsidiaries have made available to the Administrative Agent prior to the date hereof all material environmental audits, assessment reports and other environmental documents in its possession or control with respect to the operations of, or any Real Property owned, operated or leased by, the Borrower and its Subsidiaries, other than such audits, assessment reports and other environmental documents not containing information that would reasonably be expected to result in any material Environmental Claims or liability to the Borrower and its Subsidiaries, taken as a whole. Representations and warranties of the Borrower or any of its Subsidiaries with respect to environmental matters are limited to those in this Section 3.15 unless expressly stated.

Section 3.16.    Mortgages. The Mortgages executed and delivered prior to, on or after the Closing Date pursuant to clause (j) of the Collateral and Guarantee Requirement and Section 5.10 or otherwise shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Encumbrances.

Section 3.17.    Real Property. (a) Schedule 3.17 lists completely and correctly as of the Closing Date each Real Property owned or leased by the Borrower and its Restricted Subsidiaries and the address or location thereof, including the state in which such property is located.

(b)    Subject to Permitted Encumbrances, the Pipeline Systems are covered by Rights of Way in favor of the applicable Loan Parties, recorded or filed, as applicable and if and to the extent required in accordance with applicable law to be so recorded or filed, in the real property records of the county where the real property covered thereby is located or with the office of the applicable Railroad Commission or the applicable Department of Transportation, except where the failure of the Pipeline Systems to be so covered, or any such documentation to be so recorded or filed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Subject to Permitted Encumbrances and except to the extent the failure would not reasonably be expected to have a Material Adverse Effect, the Rights of Way granted to the Borrower or any other Loan Party that cover any Pipeline Systems establish a continuous Right of Way for such Pipeline Systems such that the applicable Loan Parties are able to construct, operate, and maintain the Pipeline Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would construct, operate, and maintain similar assets.

(c)    Subject to Permitted Encumbrances, any Pipeline Properties are covered by fee deeds, real property leases, or other instruments (collectively “Deeds”) in favor of the Loan Parties, except to the extent the failure to be so covered would not reasonably be expected to have a Material Adverse Effect. Subject to Permitted Encumbrances and except to the extent the failure would not reasonably be expected to have a Material Adverse Effect, the Deeds do not contain any restrictions that would prevent the Loan Parties from constructing, operating and maintaining any Pipeline Properties in, over, under, and across the land covered thereby in the same way that a prudent owner and operator would construct, operate, and maintain similar assets.

(d)    There is no (i) breach or event of default on the part of the Borrower or any other Loan Party with respect to any Right of Way or Deed granted to the Borrower or any other Loan Party that covers any of the Pipeline Properties or Pipeline Systems, (ii) to the knowledge of any of the Loan Parties, breach or event of default on the part of any other party to any Right of Way or Deed granted to the Borrower or any other Loan Party that covers any of the Pipeline Properties or Pipeline Systems, and (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Borrower or any other Loan Party with respect to any Right of Way or Deed granted to the Borrower or any other Loan Party that covers any of the Pipeline Properties or Pipeline Systems or, to the knowledge of any of the Loan Parties, on the part of any other party thereto, in the case of clauses (i), (ii) and (iii) above, to the extent any such breach, default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Rights of Way and Deeds granted to the Borrower or any other Loan Party that cover any of the Pipeline Properties or Pipeline Systems (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the applicable Loan Party party thereto in accordance with their terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws effecting creditors’ rights generally and subject, as to enforceability to the effect of general principles of equity) and all rental and other payments due thereunder by the applicable Loan Parties have been duly paid in accordance with the terms of the Deeds and Rights of Way (as such terms are defined in this Section 3.17) except, in each case, to the extent that a failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e)    The Pipeline Systems are located within the confines of the Rights of Way granted to the Borrower or any other Loan Party and do not encroach upon any adjoining property, except to the extent the failure to be so located or any such encroachment would not reasonably be expected to have a Material Adverse Effect. Any Pipeline Properties are located within the boundaries of the property affected by the Deeds to the Borrower or the other Loan Parties and do not encroach upon any adjoining property, except to the extent the failure to be so located or any such encroachment would not reasonably be expected to have a Material Adverse Effect. The buildings and improvements owned or leased by the Borrower and the other Loan Parties, and the operation and maintenance thereof, do not (i) contravene any applicable zoning or building law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any Governmental Rule, except to the extent the contravention or violation of which would not reasonably be expected to have a Material Adverse Effect.

(f)    The material properties used or to be used in the Loan Parties’ Midstream Activities are in good repair, working order, and condition, normal wear and tear excepted, except to the extent the failure would not reasonably be expected to have a Material Adverse Effect. Neither the properties of the Borrower nor of any of the other Loan Parties has been affected, since the Closing Date, in any adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Real Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy that would in each such case reasonably be expected to have a Material Adverse Effect.

(g)    No eminent domain proceeding or taking has been commenced or, to the knowledge of the Borrower or its Restricted Subsidiaries, is contemplated with respect to all or any portion of the Pipeline Systems or the Pipeline Properties except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(h)    Other than Mortgaged Property with respect to which the requirements of clause (j)(iii) of the definition of Collateral and Guarantee Requirement have been satisfied, no portion of any Mortgaged Property is located in a special flood hazard area as designated by any Governmental Authority.

Section 3.18.     Solvency. (a) Immediately after giving effect to the Transactions (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Restricted Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b)    The Borrower does not intend to, and does not believe that it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Restricted Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary.

Section 3.19.     Labor Matters. There are no strikes pending or threatened against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Borrower or any of its Restricted Subsidiaries or for which any claim may be made against the Borrower or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower and its Restricted Subsidiaries, taken as a whole.

Section 3.20.    Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrower and its Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect. The Borrower believes that the insurance maintained by or on behalf of it and its Restricted Subsidiaries is adequate.

Section 3.21.    Status as Senior Debt. The Obligations shall rank pari passu with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower and the Restricted Subsidiaries under and as defined in any documentation documenting any junior indebtedness of the Borrower or the Restricted Subsidiaries.

Section 3.22.    Perfection of Security Interests. Each of the Collateral Agreement and the Parent Pledge Agreement delivered pursuant to Section 4.02 and Section 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement or the Parent Pledge Agreement, as applicable, when stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement or the Parent Pledge Agreement, as applicable, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Lien created by the Collateral Agreement or the Parent Pledge Agreement, as applicable, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Obligations of such Loan Party, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Permitted Encumbrances (except for Liens permitted by clauses (k), (x), and (gg) of Section 6.02), and in the case of Pledged Collateral, to Liens arising (and that have priority) by operation of law.

Section 3.23.    Material Contracts. Other than as set forth on Schedule 3.23, as of the Closing Date there are no contracts or agreements to which the Borrower or any of its Restricted Subsidiaries is a party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or that, if terminated or if a default occurs thereunder, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Material Contract is in full force and effect, except for such matters in respect of such Material Contract that individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.24.    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)    None of (i) the Parent, the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower or such Subsidiary, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Revolving Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)    Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures, if any, as it reasonably deems appropriate in light of its business and international activities (if any), designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c)     Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent (to the extent such agent will act in any capacity in connection with or benefits from the Revolving Facility) and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(d)    No proceeds of any Loan have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.08(b).

ARTICLE IV

CONDITIONS TO CREDIT EVENTS

The obligations of (a) the Lenders to make Loans or (b) any Issuing Bank to issue, amend, extend or renew any Revolving Letter of Credit hereunder (each of (a) and (b), a “Credit Event”) are subject to the satisfaction of the following conditions:

Section 4.01.    All Credit Events. On the date of each Credit Event:

(a)    The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Revolving Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Revolving Letter of Credit as required by Section 2.05(b) (in the case of any Revolving Letter of Credit).

(b)     The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event (other than an amendment, extension or renewal of a Revolving Letter of Credit without any increase in the stated amount of such Revolving Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are expressly qualified by materiality (in which case such representations and warranties shall be true and correct in all respects as of the applicable date).

(c)    At the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Revolving Letter of Credit without any increase in the stated amount of such Revolving Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event (other than an amendment, extension or renewal of a Revolving Letter of Credit without any increase in the stated amount of such Revolving Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02.    Closing Date. On the Closing Date:

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. The Administrative Agent shall have received a duly executed promissory note, dated the date hereof, payable to each Revolving Facility Lender that has requested a promissory note.

(b)    The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Closing Date, favorable written opinion of Vinson & Elkins LLP, special counsel for the Parent and the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (A) dated the Closing Date, (B) addressed to each Issuing Bank on the Closing Date, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and the Parent and each Loan Party hereby instructs its counsel to deliver such opinions.

(c)    The Administrative Agent shall have received in the case of the Parent and each Loan Party each of the following:

(i)    a copy of the certificate or articles of incorporation, or certificate of formation, including all amendments thereto, or other relevant constitutional documents under applicable law of the Parent and each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Parent and each such Loan Party as of a recent date from such Secretary of State (or other similar official) and

(ii)    a certificate of the Secretary, Assistant Secretary, Director, President or similar officer or the general partner, managing member or sole member, of the Parent and each Loan Party, in each case dated the Closing Date and certifying:

(A)    that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Loan Party and the Parent as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party and the Parent (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party and the Parent is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)    that the certificate or articles of incorporation, or certificate of formation of such Loan Party and the Parent has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)    as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and the Parent, and

(E)    as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party and the Parent or, to the knowledge of such Person, threatening the existence of such Loan Party and the Parent.

(d)    The Collateral and Guarantee Requirement with respect to items to be completed as of the Closing Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent under other similar law) filings made with respect to the Parent and the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released;

(e)    The Lenders shall have received a solvency certificate substantially in the form of Exhibit G and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions.

(f)    Since December 31, 2020, there has not been any Material Adverse Effect and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that since December 31, 2020, there has not been any Material Adverse Effect.

(g)    The representations and warranties set forth in Article III hereof and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date (other than an amendment, extension or renewal of a Revolving Letter of Credit without any increase in the stated amount of such Revolving Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are expressly qualified by materiality (in which case such representations and warranties shall be true and correct in all respects as of the applicable date).

(h)    No Event of Default or Default shall have occurred and be continuing.

(i)    The Agents shall have received all fees payable thereto or to any Lender or to the Joint Lead Arrangers on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(j)    PATRIOT Act, etc.

(i)    The Administrative Agent and Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Borrower under any Anti-Money Laundering Laws, including the U.S.A. PATRIOT Act, and any applicable “know your customer” rules and regulations, that has been reasonably requested by the Administrative Agent or any Lender at least five (5) Business Days prior to the Closing Date.

(ii)    The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it

(or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Closing Date.

(k)    The Administrative Agent shall have received life of loan flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any buildings (defined as structures with four walls and a roof) and manufactured (mobile) homes constituting Collateral showing whether or not such buildings and manufactured (mobile) homes are located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements. If any property is in a special flood hazard area, Borrower shall have also delivered an acknowledged Borrower notice and a policy of flood insurance in compliance with Flood Insurance Laws.

(l)    The Administrative Agent shall have received (i) the financial statements referred to in Section 3.05, (ii) a financial model prepared by management (including projections) that is reasonably satisfactory to the Administrative Agent and (iii) a Capital Expenditures budget in form and substance reasonably satisfactory to the Administrative Agent.

(m)    The Borrower shall have paid any outstanding fees owed to the Existing Issuing Banks under the Existing Credit Agreement with respect to the Existing Revolving Letters of Credit (if any).

Without limiting the generality of the provisions of clause (v) of Section 8.03(e), for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Upon the satisfaction of the conditions set forth in this Section 4.02, the Administrative Agent will deliver a written notice to the Borrower confirming that the conditions precedent to the Closing Date have been met.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that until the Security Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Restricted Subsidiaries (and, to the extent expressly set forth below, other applicable Subsidiaries) to:

Section 5.01.    Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of any such Subsidiary if the assets of such Subsidiary to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b)    Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees, permits, licenses and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02.    Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law in all material respects or any other Loan Document.

(b)    Cause all such property and casualty insurance policies with respect to the Mortgaged Properties and personal property located in the United States to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or other Loan Party under such policies directly to the Collateral Agent; cause all such policies to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (or upon not less than 10 days’ prior written notice with respect to non-payment of premiums); and deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)    To the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws (as defined below), (i) (x) at least twenty (20) Business Days prior to the execution and delivery of the mortgage in favor of the Collateral Agent in connection therewith, and (y) at any other time if necessary for compliance with applicable Flood Insurance Laws, provide the Collateral Agent with a standard flood hazard determination form for such Mortgaged Property, which flood hazard determination form shall be addressed to the Collateral Agent, and otherwise comply with the Flood Insurance Laws and (ii) if any such Mortgaged Property is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the Flood Insurance Laws (and, in any event, in an amount not less than that required by the Flood Insurance Laws). In addition, to the extent the Borrower and the Loan Parties fail to obtain or maintain satisfactory flood insurance required pursuant to the preceding sentence with respect to any Mortgaged Property, the Collateral Agent shall be permitted, in its sole discretion, to obtain forced placed insurance at the Borrower’s expense to ensure compliance with any applicable Flood Insurance Laws. Notwithstanding anything to the contrary, to the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws, the Administrative Agent shall provide the Lenders prior to the execution of a Mortgage relative to such Mortgaged Property with a standard life of loan flood hazard determination form for such Mortgaged Property, and, if such Mortgaged Property is in a special flood hazard area, an acknowledged Borrower notice and a policy of flood insurance in compliance with Flood Insurance Laws. To the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws, upon the earlier of (i) twenty (20) Business Days after the date the information required by the immediately preceding sentence is provided to the Lenders and (ii) notice from each Lender that such Lender has completed all necessary diligence, the Administrative Agent may permit execution and delivery of the applicable Mortgage in favor of the Administrative Agent. For the purposes hereof, “Flood Insurance Laws” shall mean, collectively (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

(d)    With respect to each Mortgaged Property and any personal property located in the United States, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” (or equivalent coverage) and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(e)    Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower or its Restricted Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(f)    In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)    none of the Agents, the Lenders, the Issuing Banks or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (x) the Borrower and its Restricted Subsidiaries shall look solely to their insurance companies or any parties other than the aforesaid parties for the recovery of such loss or damage and (y) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of its Restricted Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any Issuing Bank and their agents and employees; and

(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower or any of its Restricted Subsidiaries or the protection of their properties.

Section 5.03.    Taxes; Payment of Obligations. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent that (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Restricted Subsidiary of the Borrower, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto or (ii) the aggregate amount of such Taxes, assessments, charges, levies or claims does not exceed U.S. $2.0 million. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the affected Restricted Subsidiary of the Borrower or if the failure to pay, discharge or otherwise satisfy such obligation could not reasonably be expected to have a Material Adverse Effect.

Section 5.04.    Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)    within 120 days after the end of each fiscal year, starting with the fiscal year ended December 31, 2021, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent and its Subsidiaries and, if different, the financial position of the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, in each case as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year (or in lieu of such audited financial statements of the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, on the one hand, and the Parent and its Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, it being understood that if an Unrestricted Subsidiary is accounted for as an investment in an unconsolidated affiliate, such reconciliation shall be satisfied by including in such financial statements a line item reflecting the investment in such unconsolidated affiliate), all (except with respect to such reconciliation) audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification (other than an exception or explanatory paragraph with respect to the maturity of the Facilities for an opinion delivered in the fiscal year in which such Indebtedness matures) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP or (ii) if at any time, the Parent owns any operating assets or has any operating Subsidiary other than the Borrower and its Subsidiaries, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year (or in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, it being understood that if an Unrestricted Subsidiary is accounted for as an investment in an unconsolidated affiliate, such reconciliation shall be satisfied by including in such financial statements a line item reflecting the investment in such unconsolidated affiliate), all (except with respect to such reconciliation) audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification (other than an exception or explanatory paragraph with respect to the maturity of the Facilities for an opinion delivered in the fiscal year in which such Indebtedness matures) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year, starting with the fiscal quarter ended June 30, 2021, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent and its Subsidiaries and, if different, the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, in each case as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (or in lieu of such unaudited financial statements of the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Parent and its Subsidiaries excluding all Unrestricted Subsidiaries, on the one hand, and the Parent and its Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, it being understood that if an Unrestricted Subsidiary is accounted for as an investment in an unconsolidated affiliate, such reconciliation shall be satisfied by including in such financial statements a line item reflecting the investment in such unconsolidated affiliate), all certified by a Financial Officer of the Parent, on behalf of the Parent, as fairly presenting, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) or (ii) if at any time, the Parent owns any operating assets or has any operating Subsidiary other than the Borrower and its Subsidiaries, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (or in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, it being understood that if an Unrestricted Subsidiary is accounted for as an investment in an unconsolidated affiliate, such reconciliation shall be satisfied by including in such financial statements a line item reflecting the investment in such unconsolidated affiliate), all certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c)    (x) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth a computation of the Financial Performance Covenants in detail reasonably satisfactory to the Administrative Agent and (y) concurrently with any delivery of financial statements under (a) above, a certificate of its independent accounting firm stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default under Section 6.10 or Section 6.11, as applicable (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

(d)    promptly after the same become publicly available, copies of all periodic and other available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of its Restricted Subsidiaries with the SEC, or distributed to its stockholders generally, if and as applicable;

(e)    (i) upon the consummation of any Permitted Business Acquisition, the acquisition of any Restricted Subsidiary or any Person becoming a Restricted Subsidiary, in each case if the aggregate consideration for such transaction exceeds U.S. $5.0 million, or at the reasonable request of the Administrative Agent (but not, in the case of such request, more often than annually), an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to Section 4.02(d), this paragraph (f) or Section 5.10(e) and (ii) concurrently with the delivery of financial statements under Section 5.04(a), a certificate executed by a Responsible Officer of the Borrower certifying compliance with Section 5.02(c) and providing evidence of such compliance, including copies of any flood hazard determination forms required to be delivered pursuant to Section 5.02(c);

(f)    promptly, a copy of all reports submitted to the board of directors (or any committee thereof) of the Borrower or any of its Restricted Subsidiaries in connection with any material interim or special audit made by independent accountants of the books of the Borrower or any of its Restricted Subsidiaries;

(g)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender), including all such information disclosure requests made by any Lender to comply with the requirements of applicable “know your customer” rules and regulations, the U.S.A. PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws;

(h)    promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request;

(i)    concurrently with any delivery of financial statements under (a) or (b) above, a report of crude oil and gas gathering output and throughput with respect to the Pipeline Systems and Pipeline Properties, if any;

(j)    no later than one hundred and twenty (120) days following the first day of each fiscal year of the Borrower, a budget for such fiscal year in form customarily prepared by the Borrower; and

(k)    promptly, upon receipt or filing, as applicable, material correspondence and filings with FERC.

Section 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and in no event later than five (5) Business Days) after any Responsible Officer of the Borrower or any Restricted Subsidiary obtains actual knowledge thereof:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)    any other development specific to the Borrower or any of its Restricted Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect;

(d)    the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(e)    promptly after the effectiveness thereof, a copy of each amendment, restatement, amendment and restatement, modification, replacement, or waiver in respect of, any Material Contract.

Section 5.06.    Compliance with Laws and Material Contracts. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased) and comply with the provisions of all Material Contracts, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrower and its Subsidiaries will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 5.07.    Maintaining Records; Access to Properties and Inspections; Maintaining Pipeline Systems and Pipeline Properties. (a) Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of its Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of its Restricted Subsidiaries with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, only one (1) visit by the Administrative Agent shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower.

(b)    (i) Maintain or cause the maintenance of the interests and rights with respect to the Rights of Way for the Pipeline Systems and the Deeds for any Pipeline Properties except to the extent individually or in the aggregate the failure would not reasonably be expected to have a Material Adverse Effect, (ii) subject to the Permitted Encumbrances and except to the extent the failure could not reasonably be expected to have a Material Adverse Effect, maintain the Pipeline Systems within the confines of the Rights of Way granted to the applicable Loan Party with respect thereto without material encroachment upon any adjoining property and maintain any Pipeline Properties within the boundaries of the Deeds and without material encroachment upon any adjoining property, (iii) maintain such rights of ingress and egress necessary to permit the Loan Parties to inspect, operate, repair, and maintain the Pipeline Systems and any Pipeline Properties to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Borrower or any other Loan Party may hire third parties to perform these functions, and (iv) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (i), (ii) and (iii) of this Section 5.07(b) in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to maintain any thereof or make any such payments, or any such default, that could not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect.

Section 5.08.    Use of Proceeds.

(a)    Use the proceeds of the Loans and the issuance of Letters of Credit solely for the purposes described in Section 3.11.

(b)    Not request any Borrowing or Revolving Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Loan or Revolving Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09.    Compliance with Environmental Laws. Comply, cause all of the Borrower’s Restricted Subsidiaries to comply and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all Environmental Permits applicable to its business, operations and properties; and perform any investigation, remedial action or cleanup required in response to the Release of any Hazardous Materials, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10.    Further Assurances.    (a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries or land title registries, as applicable), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the applicable Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    (i) Within sixty (60) days (or such later date as agreed to by the Administrative Agent in its sole discretion, it being understood that such sixty (60) day period shall be extended to permit compliance with the penultimate sentence of Section 5.02(c)) after the end of any fiscal quarter in which the Loan Parties have acquired Material Real Property (including Material Real Property acquired before the Closing Date that is not Closing Date Real Property) with a value of at least $15.0 million in any one transaction or series of related transactions, grant and cause each of the Loan Parties to grant to the Collateral Agent security interests and Mortgages in such Material Real Property and satisfy the requirements of clause (j) of the definition of Collateral and Guarantee Requirement with respect to such Material Real Property, and (ii) within sixty (60) days (or such later date as agreed to by the Administrative Agent in its sole discretion, it being understood that such sixty (60) day period shall be extended to permit compliance with the penultimate sentence of Section 5.02(c)) following June 30 of each fiscal year of the Borrower, grant to the Collateral Agent security interests and Mortgages in any Material Real Property of the Borrower or any other Loan Party that, as of such June 30, constituted Material Real Property (and that is not already Mortgaged Property) and otherwise satisfy the requirements of clause (j) of the definition of Collateral and Guarantee Requirement with respect to such Material Real Property.

(c)    Provide to the Administrative Agent, if reasonably requested, (i) title documents (including deeds, easements, rights of way agreements, permits and similar agreements) and (ii) lenders title policies, surveys, appraisals, zoning reports and, to the extent the same are then in existence and available to the Loan Parties, engineering and environmental assessment reports other than with respect to Pipeline Systems, but including with respect to Pipeline Property or any other owned Real Property, in each case, having a fair market value (including the fair market value of improvements owned by any Loan Party and located thereon) on such date of determination exceeding U.S. $25.0 million, each in scope, amount, form and substance reasonably satisfactory to Administrative Agent for any Material Real Properties subject to the Mortgage requirements of this Section 5.10.

(d)    If any additional direct or indirect Subsidiary of a Borrower becomes a Subsidiary Loan Party (including as a result of an Unrestricted Subsidiary being designated as a

Restricted Subsidiary) after the Closing Date, within five Business Days after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of an Unrestricted Subsidiary being designated as a Restricted Subsidiary), notify the Administrative Agent and the Lenders thereof and, within sixty (60) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion, it being understood that such sixty (60) Business Day period shall be extended to permit compliance with the penultimate sentence of Section 5.02(c)) after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of an Unrestricted Subsidiary being designated as a Restricted Subsidiary), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary Loan Party and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

(e)    In the case of any Loan Party, (i) furnish to the Collateral Agent prompt written notice of any change (A) in such Loan Party’s corporate or organization name, (B) in such Loan Party’s identity or organizational structure or (C) in such Loan Party’s organizational identification number; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(f)    The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to any assets or Equity Interests acquired (including by division) after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as doing so would violate the Agreed Security Principles or Section 9.21 or to the extent that such assets or Equity Interests are Excluded Assets; provided that, upon the reasonable request of the Collateral Agent, the Borrower shall, and shall cause any of its applicable Restricted Subsidiaries to, use commercially reasonable efforts to have waived or eliminated any contractual obligation that causes a violation of the Agreed Security Principles, other than those set forth in a joint venture agreement to which the Borrower or any Restricted Subsidiary is a party.

Section 5.11.    Fiscal Year. Cause its fiscal year to end on December 31.

Section 5.12.    Control Agreements. Within 30 days after the Closing Date (or such longer period as the Administrative Agent may agree to in its sole discretion) deliver an executed Control Agreement on each deposit account, securities account or commodities account (other than De Minimis Accounts) of the Loan Parties that is not already subject to a Control Agreement and, thereafter, at all times establish and maintain each deposit account, securities account or commodities account (other than De Minimis Accounts) of the Loan Parties subject to a Control Agreement.

Section 5.13.    Unrestricted Subsidiaries. (a) The Borrower may at any time designate, by a certificate executed by a Responsible Officer of the Borrower, any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (1) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (2) the Borrower is in compliance, on a Pro Forma Basis, with the Financial Performance Covenants immediately after giving effect to such designation as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.04, and (3) such Unrestricted Subsidiary does not own, directly or indirectly, any Equity Interests of the Borrower or any Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the net book value of all such Person’s outstanding Investment therein. No Unrestricted Subsidiary shall have any Indebtedness other than Non-Recourse Debt; provided, that the foregoing shall not prohibit any Investment by the Borrower or any Restricted Subsidiary in an Unrestricted Subsidiary expressly permitted by Section 6.04.

(b)     The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and an incurrence of Liens by a Restricted Subsidiary on the property of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.01 and such Liens are permitted under Section 6.02, (ii) no Default or Event of Default would be in existence immediately following such designation, (iii) the Borrower is in compliance, on a Pro Forma Basis, with the Financial Performance Covenants immediately after giving effect to such designation as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.04 and (iv) such Subsidiary becomes a Subsidiary Loan Party to the extent required by Section 5.10 and the Collateral and Guarantee Requirement is satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

(c)     If the Nautilus JV becomes a direct or indirect Wholly Owned Subsidiary of the Borrower at any time, the Nautilus JV and its Subsidiaries shall be deemed to be Restricted Subsidiaries and shall, within 30 days after the date on which the Nautilus JV becomes a direct or indirect Wholly Owned Subsidiary (or such later date as agreed to by the Administrative Agent in its sole discretion, it being understood that such thirty (30) day period shall be extended to permit compliance with the penultimate sentence of Section 5.02(c)), become Subsidiary Loan Parties and satisfy the Collateral and Guarantee Requirement with respect to the Nautilus JV and its Subsidiaries and with respect to any Equity Interest in or Indebtedness of the Nautilus JV and its Subsidiaries owned by or on behalf of any Loan Party.

Section 5.14.     Post-Closing Undertakings. Within the time periods specified on Schedule 5.14 (as such time periods may be extended by the Administrative Agent in its sole discretion), take the actions, deliver the documents and comply with the provisions set forth in Schedule 5.14.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that until the Security Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to:

Section 6.01.     Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)     (i) Indebtedness existing on the Closing Date and set forth on Schedule 6.01 (excluding Indebtedness under clause (b) of this Section 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with the Borrower or any Restricted Subsidiary of the Borrower);

(b)     Indebtedness created hereunder and under the other Loan Documents (including the Existing Revolving Letters of Credit);

(c)     Indebtedness of the Borrower and its Restricted Subsidiaries pursuant to Swap Agreements permitted by Section 6.12;

(d)     Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary of the Borrower, pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)     Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Subsidiary of the Borrower to the extent permitted by Section 6.04, provided that Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)     Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds, labor bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(g)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)    (i) Indebtedness of a Restricted Subsidiary acquired after the Closing Date or a Person merged into, amalgamated or consolidated with the Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger, amalgamation or consolidation and is not created in contemplation of such event and where such acquisition, merger, amalgamation or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger, amalgamation or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h), paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), would not exceed the greater of U.S. $15.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition, merger, amalgamation or consolidation, such assumption or such incurrence, as applicable, for which financial statements have been delivered pursuant to Section 5.04;

(i)     Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition, lease or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01, this paragraph (i) and the Remaining Present Value of leases permitted under Section 6.03) would not exceed the greater of U.S. $15.0 million and 5.0% of Consolidated Total Assets;

(j)     Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k)     other Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this Section 6.01(k) not in excess of the greater of U.S. $15.0 million and 5.0% of Consolidated Total Assets;

(l)     Guarantees (i) by any Loan Party or Restricted Subsidiary of any Indebtedness of the Borrower or any other Loan Party expressly permitted to be incurred under this Agreement, (ii) by the Borrower or any Restricted Subsidiary of Indebtedness of any Person that is not a Loan Party to the extent permitted by Section 6.04, (iii) by any Restricted Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party and (iv) by the Borrower of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(k) or (o); provided that Guarantees by any Loan Party under this Section 6.01(l) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(m)     Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(n)     Indebtedness supported by a Revolving Letter of Credit, in a principal amount not in excess of the stated amount of such Revolving Letter of Credit;

(o)     Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries (including letters of credit or bank guarantees (other than Revolving Letters of Credit issued pursuant to Section

2.05)) for working capital purposes incurred in the ordinary course of business on ordinary business terms in an aggregate amount not to exceed the greater of U.S. $5.0 million and 1.0% of Consolidated Total Assets;

(p)     (i) Indebtedness incurred and/or assumed in connection with Section 6.04(k); provided that the aggregate amount of such Indebtedness outstanding pursuant to this Section 6.01(p) shall not exceed U.S. $15.0 million and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(q)     insurance premium financing arrangements in an aggregate principal amount not to exceed 2.0% of Consolidated Total Assets;

(r)     unsecured Indebtedness for borrowed money of, or in respect of a private placement or public sale of notes by the Borrower or Finance Co, and any unsecured guarantees thereof solely by the Subsidiary Loan Parties; provided, however, that (i) such Indebtedness shall not have the benefit of any letter of credit or other credit support (other than such unsecured guarantees from the Subsidiary Loan Parties), (ii) such Indebtedness shall have no portion of its principal amount scheduled to be due and payable prior to the date that is six months following the Revolving Facility Maturity Date, (iii) such Indebtedness shall have the benefit of no financial maintenance covenants that are more restrictive than, or that conflict with, those contained herein, (iv) such Indebtedness shall not contain covenants that, taken as a whole, are more restrictive than those contained herein, (v) such Indebtedness shall provide for covenants and events of default customary for Indebtedness of a similar nature as such Indebtedness and (vi) no covenant benefiting such Indebtedness shall restrict the Borrower or any of its Restricted Subsidiaries from incurring the Indebtedness under this Agreement (including pursuant to Section 2.20); provided that both before and after giving effect to the incurrence of such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default exists or would exist and, on a Pro Forma Basis, the Borrower shall be in compliance with the Financial Performance Covenants (any such Indebtedness, “Qualified Senior Notes”), and any Permitted Refinancing Indebtedness incurred to refinance the Qualified Senior Notes; and

(s)     all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (r) above.

Section 6.02.     Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including of any Restricted Subsidiaries) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a)     Liens on property or assets of the Borrower and its Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any of its Restricted Subsidiaries;

(b)     any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c)     any Lien on any property or asset of the Borrower or any Restricted Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that (i) such Lien does not apply to any other property or assets of the Borrower or any Restricted Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d)     Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)     Liens imposed by law (including Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)     (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations under U.S. or foreign law and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(g)     deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, reclamation bonds, costs of litigation where required by law, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)     zoning restrictions, by-laws and other ordinances of Governmental Authorities, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, permits, special assessments, development agreements, deferred services agreements, restrictive covenants, owners’ association encumbrances, rights-of-way, restrictions on use of real property and other similar encumbrances that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or would not result in a Material Adverse Effect;

(i)     purchase money security interests in equipment or other property or improvements thereto acquired or constructed by the Borrower or any of its Restricted Subsidiaries (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by the Borrower or any Restricted Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j)     Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k)     Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)     Liens disclosed by any title insurance policies with respect to the Mortgaged Properties and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)     any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by the Borrower or any Restricted Subsidiary, as tenant, in the ordinary course of business or any interest or title of, or Lien created by the owner of the lands underlying any Right of Way entered into by the Borrower or any Restricted Subsidiary, in the ordinary course of business;

(n)     Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or securities intermediaries not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o)     Liens arising solely by virtue of any statutory or common law provision relating to security intermediaries’ or banker’s liens, rights of set-off or similar rights;

(p)     Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(q)     licenses of intellectual property granted in the ordinary course of business;

(r)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment;

(s)     Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t)     Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(u)     Liens securing Indebtedness incurred pursuant to Section 6.01(q), provided that such Lien is limited to the applicable insurance contracts;

(v)     Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower or any Restricted Subsidiary;

(w)     Liens in connection with subdivision agreements site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements in connection with the use of Real Property;

(x)     Liens in favor of any tenant, occupant or licensee under any lease, occupancy agreement or license with the Borrower or any Restricted Subsidiary;

(y)     Liens restricting or prohibiting access to or from lands abutting controlled access highways or covenants affecting the use to which lands may be put;

(z)     Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of the Borrower or any Restricted Subsidiary under any Environmental Law to which any assets of such Person are subject;

(aa)    Liens consisting of minor irregularities in title, boundaries, or other minor survey defects, easements, leases, restrictions, servitudes, licenses, permits, reservations, exceptions, zoning restrictions, rights-of-way, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Borrower or the Restricted Subsidiaries, including rights of eminent domain (including those for streets, roads, bridges, pipes, pipelines, natural gas gathering systems, processing facilities, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, air rights, water rights, rights of others with respect to navigable waters, sewage and drainage rights) that exist as of the Closing Date or at the time the affected property is acquired, or are granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and other similar charges or encumbrances which do not secure the payment of Indebtedness and otherwise do not materially interfere with the occupation, use and enjoyment by the Borrower or any Restricted Subsidiary of any Mortgaged Property in the normal course of business or materially impair the value thereof;

(bb)    contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided, that any such Lien referred to in this clause (bb) does not materially impair (i) the use of the property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary, or (ii) the value of such Property subject thereto;

(cc)     Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Loan Documents and which Indebtedness is permitted to be incurred under Section 6.01(k);

(dd)     Liens upon specific items of inventory or other goods (other than rigs) and proceeds of the Borrower or any of its Subsidiaries securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (other than rigs);

(ee)     Liens on the assets of a Foreign Subsidiary which secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under Section 6.01(o);

(ff)     licenses granted in the ordinary course of business and leases of property of the Loan Parties that are not material to the business and operations of the Loan Parties; and

(gg)     Liens not otherwise permitted under this Section 6.02 securing obligations in an aggregate amount not to exceed the greater of (x) U.S. $5.0 million and (y) 2.0% of Consolidated Total Assets; provided that to the extent such Liens permitted under this clause (gg) secure Indebtedness incurred in connection with a Permitted Business Acquisition pursuant to Section 6.01(p), such Liens shall only be permitted to encumber the assets acquired pursuant to such Permitted Business Acquisition and shall not be permitted to encumber any other assets of the Borrower, any Restricted Subsidiary or any Subsidiary Loan Party.

Notwithstanding the foregoing, (i) no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral, other than Liens in favor of the Collateral Agent and Liens arising by operation of law, (ii) no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral that are prior and superior in right to Liens in favor of the Collateral Agent other than Liens that have priority by operation of law, (iii) no Liens shall be permitted to exist, directly or indirectly, on Collateral (other than Pledged Collateral) that are prior and superior in right to any Liens in favor of the Collateral Agent other than Permitted Encumbrances (except for Liens permitted by clauses (k), (x), and (gg) of Section 6.02), and (iv) no Liens shall be permitted to exist, directly or indirectly, on Mortgaged Property, other than Permitted Encumbrances (except for Liens permitted by clause (gg) of Section 6.02).

Section 6.03.     Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), provided that a Sale and Lease-Back Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraphs (h) and (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not exceed the greater of U.S. $10.0 million or 3.5% of Consolidated Total Assets.

Section 6.04.     Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person that is not a Restricted Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Loan Parties, which cash management operations shall not extend to any other Person) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest (each, an “Investment”), in any other Person, except:

(a)     Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) by (i) Loan Parties in Subsidiaries that are not Loan Parties (including Unrestricted Subsidiaries) in an aggregate amount (valued and tested at the time of the making and incurrence thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, U.S. $15.0 million plus any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this clause (i) plus, an amount equal to the fair market value of any assets or property that is contributed or transferred from any Subsidiary that is not a Loan Party to any Loan Party from and after the Closing Date, (ii) Loan Parties in other Loan Parties, and (iii) the Borrower or any Restricted Subsidiary in Joint Ventures in an aggregate amount (valued and tested at the time of the making and incurrence thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, (1) the greater of U.S. $10.0 million and 4.0% of Consolidated Total Assets plus (2) any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this clause (iii);

(b)     Permitted Investments and Investments that were Permitted Investments when made;

(c)     Investments arising out of the receipt by the Borrower or any of its Restricted Subsidiaries of noncash consideration for the sale of assets permitted under Section 6.05 (other than Section 6.05(e));

(d)    (i) loans and advances to employees of the Borrower, any of its Restricted Subsidiaries or, to the extent such employees are providing services rendered on behalf of the Loan Parties, any Parent Company in the ordinary course of business not to exceed U.S. $5.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees of the Borrower, any of its Restricted Subsidiaries or, to the extent such employees are providing services on behalf of the Loan Parties, any Parent Company in the ordinary course of business;

(e)     accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)     Swap Agreements permitted pursuant to Section 6.12;

(g)    (i) Investments in the Nautilus JV existing on the Closing Date, (ii) cash Investments in the Nautilus JV in an amount not to exceed any return of capital actually received by the Borrower or its Restricted Subsidiaries in respect of Investments previously made by them in the Nautilus JV, and (iii) additional cash Investments in the Nautilus JV up to an aggregate amount of $100.0 million during the term of this Agreement, provided that any additional cash Investment in the Nautilus JV pursuant to clause (ii) or (iii) shall be permitted only if immediately before and immediately after giving effect to such Investment, (x) no Event of Default has occurred and is continuing and (y) Availability on a Pro Forma Basis after giving effect to such Investment shall be at least 10% of the maximum amount of Loans that can be outstanding under the Revolving Facility without breaching the Financial Performance Covenants on a Pro Forma Basis;

(h)     Investments existing on the Closing Date and set forth on Schedule 6.04;

(i)     Investments resulting from pledges and deposits referred to in Section 6.02(f), (g), (s) and (z);

(j)     so long as immediately before and after giving effect to such Investment no Default or Event of Default has occurred and is continuing, other Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued and tested at the time of the making and incurrence thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of U.S. $20.0 million and 7.5% of Consolidated Total Assets (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j));

(k)     Investments constituting Permitted Business Acquisitions, so long as any Person acquired in connection with such Permitted Business Acquisitions and each of such Person’s Subsidiaries becomes a Subsidiary Loan Party to the extent required by Section 5.10;

(l)      additional cash Investments to the extent made with cash proceeds of Equity Interests of the Borrower or cash capital contributions to the Borrower (other than such proceeds or capital contributions received in connection with Section 7.02);

(m)     Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) by Restricted Subsidiaries that are not Loan Parties in any Loan Party or other Subsidiaries;

(n)     Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(o)     Investments of a Restricted Subsidiary of the Borrower acquired after the Closing Date or of a corporation merged or amalgamated or consolidated into the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary of the Borrower in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(p)     Guarantees by the Borrower or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary (including Unrestricted Subsidiaries) or Joint Venture in the ordinary course of business.

Section 6.05.     Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person (including by division), or permit any other Person to merge into, amalgamate with or consolidate with it (including by division), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary or preferred equity interests of the Borrower or any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section shall not prohibit:

(a)     (i) the purchase and sale of inventory, supplies, materials and equipment and the purchase and sale of rights or licenses or leases of intellectual property, in each case in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, (ii) the sale of any other asset in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, (iv) the sale of Permitted Investments in the ordinary course of business, or (v) the disposition of cash or cash equivalents in the ordinary course of business;

(b)     if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger or consolidation of any Restricted Subsidiary of the Borrower into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) the merger or consolidation of any Restricted Subsidiary of the Borrower into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (ii), no Person other than the Borrower or a Loan Party receives any consideration, (iii) the merger, amalgamation or consolidation of any Restricted Subsidiary of the Borrower that is not a Loan Party into or with any other Restricted Subsidiary of the Borrower that is not a Loan Party, (iv) the liquidation, winding up, or dissolution or change in form of entity of any Restricted Subsidiary of the Borrower if the Borrower determines in good faith that such liquidation, winding up, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) the change in form of entity of the Borrower or any of its Restricted Subsidiaries if the Borrower determines in good faith that such change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c)     sales, transfers, leases or other dispositions to the Borrower or a Subsidiary of the Borrower (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary of the Borrower that is not a Loan Party shall be made in compliance with Section 6.07; provided further that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (g) below shall not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;

(d)     Sale and Lease-Back Transactions permitted by Section 6.03;

(e)     Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends permitted by Section 6.06;

(f)     the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)     sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (g) and in reliance upon the second proviso to paragraph (c) above shall not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided further that the Net Proceeds thereof are applied in accordance with Section 2.11(c); and provided further that after giving effect thereto, no Default or Event of Default shall have occurred;

(h)     any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation (i) involving the Borrower, the Borrower is the surviving corporation and (ii) involving a Restricted Subsidiary, the surviving or resulting entity shall be a Loan Party;

(i)     licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(j)     abandonment, cancellation or disposition of any intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business; and

(k)     any disposition resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) the Borrower may, so long as no Event of Default shall have occurred and be continuing or would result therefrom, sell, grant or otherwise issue Equity Interests to members of management of the Borrower or any of the Subsidiaries of the Borrower that are Loan Parties pursuant to stock option, stock ownership, stock incentive or similar plans, (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iv) no sale, transfer or other disposition of assets in excess of U.S. $5.0 million shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clauses (iii) and (iv), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary of the Borrower that is not a Loan Party (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash.

Section 6.06.     Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, however, that:

(a)     any Restricted Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from, or make other distributions to, the Borrower or any Restricted Subsidiary (or, in the case of Restricted Subsidiaries that are not Wholly Owned Subsidiaries of the Borrower, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b)     the Borrower and each of its Restricted Subsidiaries may repurchase, redeem or otherwise acquire or retire to finance any such repurchase, redemption or other acquisition or retirement for value any Equity Interests of the Borrower or any of its Restricted Subsidiaries held by any current or former officer, director, consultant, or employee of the Borrower or any Subsidiary of the Borrower or, to the extent such Equity Interests were issued as compensation for services rendered on behalf of the Loan Parties, any employee of any Parent Company, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrower and Restricted Subsidiaries may declare and pay dividends to the Borrower or any other Restricted Subsidiary of the Borrower the proceeds of which are used for such purposes, provided that the aggregate amount of such purchases or redemptions in cash under this paragraph (b) shall not exceed in any fiscal year U.S. $3.0 million (plus the amount of net proceeds (x) received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any of its Affiliates in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year;

(c)     noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options;

(d)     provided no Default or Event of Default then exists or would result therefrom, the Borrower may declare and pay cash dividends or make other cash distributions from the cash proceeds of any issuance of Equity Interests by the Borrower permitted to be made under this Agreement or from the receipt of cash capital contributions by the Borrower (other than in either case in connection with Section 7.02); and

(e)     provided (i) no Default or Event of Default then exists or would result therefrom, (ii) after giving effect to such distribution, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants, and (iii) after giving effect to such distribution, the Borrower shall be in compliance, on a Pro Forma Basis, with a Leverage Ratio not greater than 4.75:1.00, the Borrower may declare or make a cash distribution on or with respect to the Equity Interests of the Borrower in an amount not to exceed Available Cash attributable to the Borrower and its Subsidiaries.

Section 6.07.     Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is upon terms no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this clause (a) shall not apply to the indemnification of directors (or persons holding similar positions for non-corporate entities) of the Borrower and its Restricted Subsidiaries in accordance with customary practice.

(b)     The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)     any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors (or other applicable governing body) of the Borrower or any Restricted Subsidiary, as applicable,

(ii)     transactions among the Borrower, the other Loan Parties and the Restricted Subsidiaries that are not Loan Parties otherwise permitted by this Agreement,

(iii)      any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Borrower or any of its Affiliates in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business and, to the extent such fees and indemnities are directly attributable to services rendered on behalf of the Loan Parties, any employee of any Parent Company,

(iv)      transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(v)       any employment agreement or employee benefit plan entered into by the Borrower or any of its Affiliates in the ordinary course of business or consistent with past practice and payments pursuant thereto,

(vi)      transactions otherwise permitted under Section 6.05(b) or Section 6.06 and Investments permitted by Section 6.04; provided that this clause (vi) shall not apply to any Investment, whether direct or indirect, in either (x) Persons that were not Subsidiaries immediately prior to such Investment or (y) Persons that are not Subsidiaries immediately after such Investment,

(vii)      any purchase by the Sponsors, any Sponsor Affiliate or the Parent of Equity Interests of the Borrower,

(viii)    payments by the Borrower or any of its Restricted Subsidiaries to the Parent, the Sponsors or any Sponsor Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the board of directors (or other applicable governing body) of the Borrower or any Restricted Subsidiary, as applicable, in good faith,

(ix)      transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(x)       any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(xi)      so long as not otherwise prohibited under this Agreement, guarantees of performance by the Borrower or any Restricted Subsidiary of any other Subsidiary or the Borrower that is not a Loan Party in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money,

(xii)      if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower where such Person is treated no more favorably than the other holders of Indebtedness of the Borrower or any such Restricted

Subsidiary or (B) of Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower where such Person is treated no more favorably than the other holders of Equity Interests of the Borrower or such Restricted Subsidiary,

(xiii)     the transactions contemplated hereby and the payment of fees and expenses related thereto,

(xiv)     payments by the Borrower or any of its Restricted Subsidiaries to any Affiliate in respect of compensation, expense reimbursement, or benefits to or for the benefit of current or former employees, independent contractors or directors of the Borrower or any of its Subsidiaries or, to the extent such compensation, expense reimbursement, or benefits are directly attributable to services rendered on behalf of the Loan Parties, any employee of any Parent Company, including pursuant to the terms and conditions of the LLC Operating Agreement;

(xv)      payments by the Borrower or its Restricted Subsidiaries to Parent, any Affiliate, or any Parent Company to reimburse such Person for costs and expenses that are directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(xvi)     Permitted Parent Payments; and

(xvii)    the transactions pursuant to the Nautilus COSA and the Parent COSA.

Section 6.08. Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by it on the Closing Date, Midstream Activities and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions.

Section 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc. (a) Amend or modify or grant any waiver or release under or terminate in any manner the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement (including the LLC Operating Agreement) of the Borrower or any Restricted Subsidiary, the Loan Documents, any Material Indebtedness or any Material Contract, in each case, if such amendment, modification, waiver, release or termination could reasonably be expected to result in a Material Adverse Effect or affect the assignability of any such contract or agreement in a manner that would have a materially adverse effect on the rights of the Secured Parties in the Collateral (including in such agreement as Collateral); or

(b)      Enter into or permit any Restricted Subsidiary of the Borrower to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any other Loan Party by a Restricted Subsidiary, in each case, to the extent such restrictions are more restrictive than those contained in the Loan Documents or (ii) the granting of Liens by the Borrower or a Restricted Subsidiary to the Collateral Agent pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)     restrictions imposed by applicable law;

(B)     contractual encumbrances or restrictions in effect on the Closing Date under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;

(C)     any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(D)    (i) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures (other than the Borrower) entered into in the ordinary course of business (other than the Nautilus JV Agreement) and (ii) provisions in the Nautilus JV Agreement as in effect on the Closing Date or as modified or amended from time to time in a manner not adverse to the interests of the Lenders;

(E)     any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)     customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G)     customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H)     customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I)      customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale; or

(J)      in the case of any Person that becomes a Restricted Subsidiary after the Closing Date, any agreement in effect at the time such Person so becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming such a Restricted Subsidiary.

Section 6.10.     Leverage Ratio. At the end of each fiscal quarter, for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter, to be in excess of the Maximum Leverage Ratio then in effect.

Section 6.11.     Interest Coverage Ratio. At the end of each fiscal quarter, for any Test Period, permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.50.1.00.

Section 6.12.     Swap Agreements. Enter into any Swap Agreement, other than (i) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities, and (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, which in the case of each of clauses (i) and (ii) are entered into for bona fide risk mitigation purposes and that are not speculative in nature.

Section 6.13.     Nautilus JV. Notwithstanding anything to the contrary in this Agreement, neither the Nautilus JV nor any of its Subsidiaries shall be permitted to own, hold or acquire any assets owned or held by the Borrower or any of its Restricted Subsidiaries as of the Closing Date, other than (a) cash and (b) assets with an aggregate fair market value (calculated with respect to a particular asset as of the date such asset is transferred, sold, or otherwise disposed of to the Nautilus JV or any of its Subsidiaries) not in excess of U.S. $25.0 million.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.     Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by the Parent, the Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Parent, the Borrower or any other Loan Party;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any Revolving L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or on any Revolving L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any of its Restricted Subsidiaries of any covenant, condition or agreement contained in (i) Section 5.01(a) (with respect to the Borrower), Section 5.05(a), Section 5.08, Section 5.10(d) or in Article VI or by the Parent of any covenant, condition or agreement contained in Section 2.01 or 2.03 of the Parent Pledge Agreement;

(e) default shall be made in the due observance or performance by the Parent or the Borrower or any of its Restricted Subsidiaries of any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) any event or condition occurs that (x) results in any Material Indebtedness becoming due prior to its scheduled maturity (other than with respect to voluntary prepayments thereof) or (y) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Parent or the Borrower or any of its Restricted Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)     there shall have occurred a Change in Control;

(h)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Restricted Subsidiaries, or of a substantial part of the property or assets of the Borrower or any its Restricted Subsidiaries, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Restricted Subsidiaries, taken as a whole, or (iii) the winding-up or liquidation of the Borrower or any of its Restricted Subsidiaries (except, in the case of any Restricted Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)     the Borrower or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Restricted Subsidiaries, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)     the failure by the Borrower or any of its Restricted Subsidiaries to pay one or more final judgments aggregating in excess of U.S. $10.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not discharged, vacated or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment;

(k)     one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)     (i) any Loan Document shall for any reason be asserted in writing by the Parent, the Borrower or any other Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by the Parent or any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or Parent Pledge Agreement or to file UCC continuation statements, (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent or the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) the Guarantees by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof and of the other Loan Documents), or shall be asserted in writing by the Borrower or any other Loan Party or any other Person not to be in effect or not to be legal, valid and binding obligations;

(m)     (A) any Environmental Claim against the Borrower or any of its Restricted Subsidiaries, (B) any liability of the Borrower or any of its Restricted Subsidiaries for any Release or threatened Release of Hazardous Materials or (C) any liability of the Borrower or any of its Restricted Subsidiaries for any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property currently or formerly owned, leased or operated by any predecessor of the Borrower or any of its Restricted Subsidiaries, or any property at which the Borrower or any of its Restricted Subsidiaries has sent Hazardous Materials for treatment, storage or disposal, (each, an “Environmental Event”) shall have occurred that, when taken together with all other Environmental Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n)     (i) default shall have occurred under one or more Material Contracts that could reasonably be expected to result in a Material Adverse Effect or (ii) one or more of the Material Contracts shall have been terminated, such termination could reasonably be expected to result in a Material Adverse Effect, and in the reasonable judgment of the Borrower it is not possible to replace such agreement with a comparable agreement within a reasonable period of time (or, if shorter, such period of time as would prevent a Material Adverse Effect);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Parent, the Borrower and the Guarantors accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Parent, the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in the case of any event described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Parent, the Borrower and the Guarantors accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Parent, the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02.     The Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the

Financial Performance Covenants set forth in Sections 6.10 or 6.11, the Borrower shall be permitted, on or prior to the 10th day following the date the certificate calculating such Financial Performance Covenants is required to be delivered pursuant to Section 5.04(c), to cure such failure to comply by issuing Permitted Cure Securities or otherwise receiving cash contributions to its equity capital (collectively, the “Cure Right”) in an amount equal to the Cure Amount. Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Right shall not be exercised more than three times from and after the Closing Date during the term of this Agreement, (iii) the increase to EBITDA represented by the Cure Amount shall be solely for the purpose of curing the failure to comply with the Financial Performance Covenants in question and shall be taken into account in subsequent Test Periods that include the fiscal quarter ended immediately prior to the exercise of the Cure Right and not for any other purpose under this Agreement, including determining the availability of any basket amounts or for funding Investments pursuant to Section 6.04 (other than Investments in Permitted Investments, Investments in Permitted Business Acquisitions, and Investments in Restricted Subsidiaries or in Persons who become Restricted Subsidiaries concurrently with the making of such Investment; provided that such Restricted Subsidiary is or becomes a Loan Party concurrently with the making such Investment) or dividends or other distributions pursuant to Section 6.06 and (iv) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of such Financial Performance Covenants, the Borrower shall be deemed to have satisfied the requirements of such Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Financial Performance Covenants that had occurred shall be deemed cured for the purposes of this Agreement. “Cure Amount” shall mean an amount (and no more than the amount) which, if added to EBITDA, for the Test Period or calculation period, as applicable, in respect of which a default in respect of a relevant Financial Performance Covenant occurred, would cause the Financial Performance Covenants for such period to be satisfied (it being understood and agreed that for purposes of calculating such amount, no effect shall be given to the prepayment of Loans with such proceeds or to any other reduction of Consolidated Net Debt or Cash Interest Expense on account of the receipt of such proceeds).

ARTICLE VIII

THE AGENTS

Section 8.01.     Appointment and Authority. (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)     Wells Fargo shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Specified Swap Counterparty and a potential Cash Management Bank) and the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender or Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 8.12) as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

(c)     Truist Bank is hereby appointed to act as the Syndication Agent.

(d)     The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, any appointees thereof, the Lenders and the Issuing Banks, and none of the Parent, the Borrower and any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.02.     Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03.     Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a)     shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)     shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c)     shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d)     shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.08) or (ii) in the absence of its own gross negligence or willful misconduct;

(e)     shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other

Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; and

(f)     shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent by the Borrower, a Lender or an Issuing Bank.

Section 8.04.     Reliance by Agents. Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of a Revolving Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, any Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or issuance of a Revolving Letter of Credit, as applicable. Any Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.     Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Section 8.06.     Resignation of the Agents. Any Agent may at any time give notice of its resignation to the Lenders, Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. During an Agent Default Period, the Borrower and the Required Lenders may remove the relevant Agent subject to the execution and delivery by the Borrower and the Required Lenders of removal and liability release agreements reasonably satisfactory to the relevant Agent, which removal shall be effective upon the acceptance of appointment by a successor as such Agent. Upon any proposed removal of an Agent during an Agent Default Period, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. In the case of the resignation of an Agent, if no such successor shall have been so appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Issuing Bank directly, until such time as the Required Lenders and the Borrower appoint a successor Administrative Agent as provided for above in this Section and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article (including Section 8.12) and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 8.07.     Non-Reliance on the Agents, Other Lenders and Other Issuing Banks. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers or the Syndication Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or an Issuing Bank hereunder.

Section 8.09.     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12, 8.12, and 9.05) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12, 8.12, and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

Section 8.10.     Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Specified Swap Counterparty) and each of the Issuing Banks irrevocably authorizes the Administrative Agent and the Collateral Agent to release guarantees, Liens and security interests created by the Loan Documents in accordance with the provisions of Section 9.18. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority provided for in the previous sentence.

Section 8.11.     Secured Cash Management Agreements and Secured Swap Agreements. No Cash Management Bank or Specified Swap Counterparty that obtains the benefits of the Security Documents or any Collateral by virtue of the provisions hereof or of the Security Documents shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Specified Swap Counterparty, as the case may be.

Section 8.12.     Indemnification. Each Lender and Issuing Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, as last in effect, giving effect to any assignments)) of any reasonable expenses incurred for the benefit of the Lenders and the Issuing Banks by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and the Issuing Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender or Issuing Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents; provided, further, that it is understood and agreed that any action taken by the Administrative Agent or any of its directors, officers, employees or agents in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 9.08 shall not be deemed to constitute gross negligence or willful misconduct for purposes of the immediately preceding proviso.

Section 8.13.     Appointment of Supplemental Collateral Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations or other institutions to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b)     In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.05 that refer to the Administrative Agent, the Collateral Agent or the Agents shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent, the Collateral Agent or the Agents shall be deemed to be references to the Administrative Agent, the Collateral Agent or the Agents and/or such Supplemental Collateral Agent, as the context may require.

(c)     Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 8.14.     Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender or Issuing Bank by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or Issuing Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.15.     Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Security Documents for the benefit of all the Lenders and the Issuing Banks or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender or Issuing Bank from exercising set-off rights in accordance with Section 9.06 (subject to the terms of Section 2.18(c)), or (c) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.18(c), any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.16.     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii)     the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.17.     Erroneous Payments.

(a)     Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.17(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)     Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)     In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)     In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)     Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.17 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)     Each party’s obligations under this Section 8.17 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)     Nothing in this Section 8.17 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX

MISCELLANEOUS

Section 9.01.    Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i)     if to the Borrower, to CBP Subsidiary Holdings LLC, Attention: Robert Halpin; 811 Main Street, Suite 3400, Houston, Texas 77002; Phone:                     ; Fax:                     ; Email:                     ;

(ii)     if to the Administrative Agent, to Wells Fargo Bank, National Association, Attention: Chris Lyons, Managing Director; 1000 Louisiana Street, Suite 1200, MAC: T0002-120, Houston, TX 77002; Phone:                     ; Fax:                     ; Email:                     ;

(iii)     if to the Collateral Agent, to Wells Fargo Bank, National Association, Attention: Chris Lyons, Managing Director; 1000 Louisiana Street, Suite 1200, MAC: T0002-120, Houston, TX 77002; Phone:                     ; Fax:                    ; Email:                     ; and

(iv)     if to an Issuing Bank or any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

(c)     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means prior to 5:00 p.m. (New York time) on such date, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01; provided that any notice or other communication not received by the recipient during its normal business hours will be deemed received by it upon the opening of its next Business Day.

(d)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Revolving L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Revolving Letter of Credit is outstanding or any Commitments remain in effect. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 9.03.     Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Agents and each Lender and their respective permitted successors and assigns.

Section 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Revolving Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Revolving Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Lenders, the Agents, each Issuing Bank and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank, and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)     the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default pursuant to Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i) has occurred and is continuing, any other assignee (provided that any liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.15 or Section 2.17 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment); and provided further that so long as no Event of Default has occurred and is continuing, the Borrower may withhold its consent if the costs or the taxes payable by the Borrower to the assignee under Section 2.15 or Section 2.17 shall be greater than they would have been to assignor;

(B)     the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Person that is a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment;

(C)     in the case of any assignment of any Revolving Facility Commitment, each Issuing Bank; and

(D)     in the case of any assignment of any Revolving Facility Commitment, each Swingline Lender.

(ii)     Assignments shall be subject to the following additional conditions:

(A)     except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or contemporaneous assignments to related Approved Funds, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $2.5 million and increments of U.S. $1.0 million in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing;

(B)     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of a given Facility under this Agreement;

(C)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(D)     the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

(E)     no such assignment shall be made to the Parent or the Borrower or any of its Affiliates, or a Defaulting Lender; and

(F)     notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person.

For purposes of this Section 9.04(b), the term “Approved Fund” shall have the following meaning:

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and Revolving L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)     The parties to each assignment shall execute and deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder), any written consent to such assignment required by paragraph (b) of this Section, and the processing and recordation fee referred to above (unless waived as set forth above), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)     (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Revolving L/C Disbursements owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights or obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Revolving Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Revolving Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (vii) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.15, 2.16 and 2.17 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)     A Participant shall not be entitled to receive any greater payment under Section 2.15, Section 2.16 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which shall not be unreasonably withheld or delayed) and the Borrower may withhold its consent if a Participant would be entitled to require greater payment than the applicable Lender under such Sections. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) and (g) as though it were a Lender it being understood that the documentation required under Section 2.17(e) and (g) shall be delivered to the participating Lender.

(d)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

Section 9.05.     Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents, the Joint Lead Arrangers and their respective Affiliates in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Latham & Watkins LLP, special New York counsel for the Agents and the Joint Lead Arrangers, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable and documented allocated costs of internal counsel for the Agents, the Joint Lead Arrangers, any Issuing Bank or any Lender); provided that, absent any conflict of interest, the Agents and the Joint Lead Arrangers shall not be entitled to indemnification for the fees, charges or disbursements of more than one counsel in each jurisdiction.

(b)     The Borrower agrees to indemnify the Agents, the Joint Lead Arrangers, the Syndication Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or the use of any Revolving Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Borrower, its Restricted Subsidiaries or any Indemnitee initiated or is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, material breach of this Agreement or any of the Loan Documents or willful misconduct of such Indemnitee (treating, for this purpose only, any Agent, any Joint Lead Arranger, any Issuing Bank, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Event or Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Real Property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or by any predecessor of the Borrower or any of its Subsidiaries, or any property at which the Borrower or any of its Subsidiaries has sent Hazardous Materials for treatment, storage or disposal, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, material breach of this Agreement or any of the Loan Documents or willful misconduct of such Indemnitee or any of its Related Parties or would have arisen as against the Indemnitee regardless of this Agreement or any other Loan Document or any Borrowings hereunder. In no event shall any Indemnitee be liable to any Loan Party for any consequential, indirect, special or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Issuing Bank, any Joint Lead Arranger or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)    This Section 9.05 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 9.06.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates or other branches or such Issuing Bank or its Affiliates or other branches to or for the credit or the account of any Loan Party or any other Restricted Subsidiary that is not a Foreign Subsidiary, against any and all obligations of the Loan Parties, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any guarantor shall be applied to any Excluded Swap Obligations of such guarantor. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08.    Waivers; Amendment. (a) No failure or delay of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any Revolving L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions (or components thereof) in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Defaults shall not constitute a decrease or forgiveness of principal or an extension of the final maturity or decrease in the rate of interest);

(ii)    increase or extend the Commitment of any Lender or decrease the Commitment Fees or Revolving L/C Participation Fees or other fees payable to any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Defaults shall not constitute an increase in the Commitments of any Lender),

(iii)    extend any date on which payment of interest on any Loan, Revolving L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)    amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, or amend or modify Section 9.23, in each case without the prior written consent of each Lender adversely affected thereby,

(v)    extend the stated expiration date of any Revolving Letter of Credit beyond the Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby,

(vi)     amend or modify the provisions of this Section or the definition of the terms “Required Lenders”, or any other provision hereof or of any other Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), and

(vii)    release all or substantially all the Collateral or release all or substantially all of the value of the Guarantees of the Subsidiary Loan Parties without the prior written consent of each Lender and Issuing Bank;

(viii)    (A) subordinate any of the Obligations owed under the Loan Documents in right of payment or otherwise adversely affect the priority of payment of any of such Obligations or (B) subordinate any of the Liens securing the Obligations owed under the Loan Documents, in each case without the consent of each Lender and Issuing Bank;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, an Issuing Bank or a Swingline Lender hereunder or under the other Loan Documents without the prior written consent of such Administrative Agent, Collateral Agent, Issuing Bank or Swingline Lender, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender,

(c)    Without the consent of any Lender or Issuing Bank, the Loan Parties, the Parent and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Facility Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)    Notwithstanding the foregoing, (i) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower (or the Parent or other applicable Loan Party) and the Administrative Agent to the extent necessary to integrate any Incremental Commitments on the terms and conditions provided for in Section 2.20 and (ii) any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower (or the Parent or other applicable Loan Party) without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided that in connection with this clause (ii), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.

(f)    Notwithstanding the foregoing, the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any ~~Benchmark Replacement~~ Conforming Changes or otherwise effectuate the terms of Section 2.23(c) in accordance with the terms of Section 2.23(c).

Section 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10.    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Engagement Letter shall survive the execution and delivery of this Agreement and remain in full force and effect in accordance with its terms. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavour in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13.    Counterparts.

(a)    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.

(b)    The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B)

waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15.    Jurisdiction; Consent to Service of Process. (a) Each of the Borrower, the Agents, the Issuing Bank and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09) shall affect any right that the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)    Each of the Borrower, the Agents, the Issuing Banks and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16.    Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and its Subsidiaries and their respective Affiliates furnished to it by or on behalf of the Borrower or the other Loan Parties or such Subsidiary or Affiliate (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (y) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (z) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any of its Subsidiaries or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender or Issuing Bank (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority (including bank examiners), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to

its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective or actual assignee of, or prospective or actual Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16), (vi) to any other party to this Agreement and (vii) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16). If a Lender, an Issuing Bank or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena to the extent reasonably practicable, it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order and such Lender, Issuing Bank or Agent will cooperate with the Borrower (or the applicable Subsidiary or Affiliate) in seeking such protective order.

Section 9.17.    Communications. (a) Delivery. (i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents, the Syndication Agent, the Joint Lead Arrangers or any Lender or Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(a)    Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak Online or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC” to the extent the Borrower determines that such Borrower Materials contain material non-public information with respect to the Borrower or its Affiliates or their respective securities for purposes of United States Federal and state securities laws.

(b)    Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its or their affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

Section 9.18.    Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents (including pursuant to a consent or amendment thereof), the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets that are the subject of such disposition and to release any guarantees of the Obligations, and any Liens granted to secure the Obligations, in each case by a Person that ceases to be a Subsidiary of the Borrower as a result of a transaction described above. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of. Any Subsidiary Loan Party shall be automatically released from its obligations under any applicable Loan Documents upon such Person becoming an Unrestricted Subsidiary in compliance with this Agreement and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of the assets of such Subsidiary Loan Party and to release any guarantees of the Obligations by such Subsidiary Loan Party as a result of the transaction described above. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and each Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, when all the Obligations are paid in full in cash and Commitments are terminated (other than (A) contingent indemnification obligations, (B) obligations and liabilities under Secured Cash Management Agreements and Secured Swap Agreements and (C) obligations and liabilities under Revolving Letters of Credit as to which arrangements satisfactory to the applicable Issuing Banks shall have been made), such date the “Security Termination Date”. At such time, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the guarantees, Liens and security interests created by the Loan Documents.

Section 9.19.    U.S.A. PATRIOT Act; Anti-Money Laundering Laws. Each Lender and Issuing Bank hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act or any other Anti-Money Laundering Laws and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with such legislation. Each Loan Party agrees to furnish such information promptly upon request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20.    Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first mentioned currency with such other currency at the Administrative Agent’s principal office in New York, New York on the Business Day preceding that on which final judgment is given.

Section 9.21.    Pledge and Guarantee Restrictions. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

(a)    (i) no more than 65% of the issued and outstanding voting Equity Interests of (x) any Foreign Subsidiary of the Borrower that is a first-tier “controlled foreign corporation” under Section 957 of the Code (“CFCs”) or (y) any Subsidiary of the Borrower, substantially all of which Subsidiary’s assets (whether held directly or through pass through entities) consist of the Equity Interests in CFCs, shall be pledged or similarly hypothecated to guarantee, secure or support any Obligation of any Loan Party;

(ii)    no Foreign Subsidiary shall guarantee or, except as set forth in (a)(i) above, otherwise support any Obligation of any Loan Party;

(iii)    no Domestic Subsidiary, substantially all of which Subsidiary’s assets (whether held directly or through pass through entities) consist of the Equity Interests in CFCs shall guarantee or, except as set forth in (a)(i) above, otherwise support any Obligation of any Loan Party; and

(iv)    no assets of a Foreign Subsidiary that is a CFC and, except to the extent permitted in (a)(i) above, no assets of any other Foreign Subsidiary (whether held directly or through other pass through entities) that constitute Equity Interests of a CFC, shall be pledged or similarly hypothecated to guarantee, secure or support any Obligation of any Loan Party; and

(b)    no Subsidiary shall guarantee or support any Obligation of any Loan Party if and to the extent that such guarantee or support would contravene the Agreed Security Principles.

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.21 shall be void ab initio, but only to the extent of such contravention.

Section 9.22.    No Fiduciary Duty. Each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Parent, the Borrower and the other Loan Parties. Each of the Parent and the Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Parent, the Loan Parties, their equityholders or their Affiliates. Each of the Parent and the Borrower hereby acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Parent and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of the Parent, any Loan Party, their management, equityholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Parent or any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Parent or such Loan Party on other matters) or any other obligation to the Parent or any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) the Parent, the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate and (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Parent, the Borrower and their Affiliates and no Lender has an obligation to disclose any such interests to the Parent, the Borrower or their Affiliates. Each of the Parent and the Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.23.    Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any amounts received by the Administrative Agent from the Collateral Agent pursuant to Section 5.02 of the Collateral Agreement or Section 3.02 of the Parent Pledge Agreement and any other amounts received by the Administrative Agent on account of the Loan Document Obligations shall be applied by the Administrative Agent in the following order:

(a)    First, to payment of that portion of the Loan Document Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent) payable to the Joint Lead Arrangers, the Syndication Agent, the Administrative Agent and the Collateral Agent in their respective capacities as such;

(b)    Second, to payment of that portion of the Loan Document Obligations constituting fees, indemnities and other amounts (other than principal, interest and Revolving L/C Participation Fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)    Third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Revolving L/C Participation Fees and interest on the Loans, Revolving L/C Exposure and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

(d)    Fourth, to payment of that portion of the Loan Document Obligations constituting unpaid principal of the Loans and Revolving L/C Reimbursement Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

(e)    Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of Revolving L/C Exposure comprised of the aggregate undrawn amount of Revolving Letters of Credit; and

(f)    Last, the balance, if any, after all of the Loan Document Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.05(j), amounts used to cash collateralize the aggregate undrawn amount of Revolving Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Revolving Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Revolving Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Section 9.24.    Amendment and Restatement; Binding Effect.

(a)    On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except that the Borrower, the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks agree that (i) the incurrence by the Borrower of “Indebtedness” under and as defined in the Existing Credit Agreement (whether or not such “Indebtedness” is contingent as of the Closing Date) shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (ii) the Existing Credit Agreement shall continue to evidence the representations and warranties made by the Borrower prior to the Closing Date, (iii) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations, and (iv) the Existing Credit Agreement shall continue to evidence any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Closing Date (including any failure, prior to the Closing Date, to comply with the covenants contained in the Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the Closing Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(b)    The terms and conditions of this Agreement and the Administrative Agent’s, the Collateral Agent’s, the Lenders’ and the Issuing Banks’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Indebtedness incurred under the Existing Credit

Agreement and the Existing Revolving Letters of Credit issued thereunder. From and after the Closing Date, all Existing Revolving Letters of Credit will be deemed issued and outstanding under this Agreement and will be governed as if issued under this Agreement.

(c)    On and after the Closing Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, modified or restated), (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, modified or restated).

(d)    This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.

Section 9.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.26.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 9.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.27.    Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under the U.S. Bankruptcy Code or any other applicable law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CPB SUBSIDIARY HOLDINGS LLC, as Borrower

By:
Name:
Title:

Acknowledged and agreed:

CRESTWOOD PERMIAN BASIN HOLDINGS LLC, as Parent

By:
Name:
Title:

Signature Page to

Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and a Lender

By:
Name:
Title:

Signature Page to

Amended and Restated Credit Agreement